                                                                  EXECUTION COPY













                              CHASE FUNDING, INC.,
                                    Depositor

                      CHASE MANHATTAN MORTGAGE CORPORATION,
                                    Servicer

                                       and

                                 CITIBANK, N.A.,
                                     Trustee

                     --------------------------------------


                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2001

                     --------------------------------------


      CHASE FUNDING MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2001-3

                                Table of Contents

                                                                                                             Page
ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES..............................40

         SECTION 2.01.              Conveyance of Mortgage Loans................................................40

         SECTION 2.02.              Acceptance by Trustee of the Mortgage Loans.................................42

         SECTION 2.03.              Representations, Warranties and Covenants of the Depositor..................44

         SECTION 2.04.              Representations and Warranties of the Servicer..............................51

         SECTION 2.05.              Substitutions and Repurchases of Mortgage Loans which are not
                                    "Qualified Mortgages".......................................................52

         SECTION 2.06.              Authentication and Delivery of Certificates.................................52

         SECTION 2.07.              REMIC Elections.............................................................52

         SECTION 2.08.              Covenants of the Servicer...................................................54

         SECTION 2.09.              [RESERVED]..................................................................54

         SECTION 2.10.              Conveyance of the Subsequent Mortgage Loans.................................54

         SECTION 2.11.              Permitted Activities of the Trust...........................................56

         SECTION 2.12.              Qualifying Special Purpose Entity...........................................56

ARTICLE III           ADMINISTRATION AND SERVICING  OF MORTGAGE LOANS...........................................56

         SECTION 3.01.              Servicer to Service Mortgage Loans..........................................56

         SECTION 3.02.              Servicing and Subservicing; Enforcement of the Obligations of Servicer......57

         SECTION 3.03.              Rights of the Depositor and the Trustee in Respect of the Servicer..........58

         SECTION 3.04.              Trustee to Act as Servicer..................................................58

         SECTION 3.05.              Collection of Mortgage Loan Payments; Collection Account;
                                    Distribution Account........................................................58

         SECTION 3.06.              Collection of Taxes, Assessments and Similar Items; Escrow Accounts.........61

         SECTION 3.07.              Access to Certain Documentation and Information Regarding the
                                    Mortgage Loans..............................................................61

         SECTION 3.08.              Permitted Withdrawals from the Collection Account and Distribution
                                    Account.....................................................................62

         SECTION 3.09.              [Reserved]..................................................................63

         SECTION 3.10.              Maintenance of Hazard Insurance.............................................63

         SECTION 3.11.              Enforcement of Due-On-Sale Clauses; Assumption Agreements...................64

                                       i

                                Table of Contents
                                  (continued)

                                                                                                             Page
         SECTION 3.12.              Realization Upon Defaulted Mortgage Loans; Determination of Excess
                                    Proceeds; Repurchase of Certain Mortgage Loans..............................65

         SECTION 3.13.              Trustee to Cooperate; Release of Mortgage Files.............................67

         SECTION 3.14.              Documents, Records and Funds in Possession of Servicer to be Held for
                                    the Trustee.................................................................68

         SECTION 3.15.              Servicing Compensation......................................................69

         SECTION 3.16.              Access to Certain Documentation.............................................69

         SECTION 3.17.              Annual Statement as to Compliance...........................................69

         SECTION 3.18.              Annual Independent Public Accountants' Servicing Statement; Financial
                                    Statements..................................................................70

         SECTION 3.19.              Rights of the NIMs Insurer..................................................70

ARTICLE IV            DISTRIBUTIONS;  ADVANCES BY THE SERVICER..................................................70

         SECTION 4.01.              Advances....................................................................70

         SECTION 4.02.              Reduction of Servicing Compensation in Connection with Prepayment
                                    Interest Shortfalls.........................................................71

         SECTION 4.03.              Distributions on the Lower-Tier REMICs......................................71

         SECTION 4.04.              Distributions...............................................................71

         SECTION 4.05.              Monthly Statements to Certificateholders....................................77

         SECTION 4.06.              Pre-Funding Account.........................................................80

         SECTION 4.07.              Capitalized Interest Account................................................81

ARTICLE V             THE CERTIFICATES..........................................................................82

         SECTION 5.01.              The Certificates............................................................82

         SECTION 5.02.              Certificate Register; Registration of Transfer and Exchange of
                                    Certificates................................................................84

         SECTION 5.03.              Mutilated, Destroyed, Lost or Stolen Certificates...........................87

         SECTION 5.04.              Persons Deemed Owners.......................................................87

         SECTION 5.05.              Access to List of Certificateholders' Names and Addresses...................87

         SECTION 5.06.              Book-Entry Certificates.....................................................88

         SECTION 5.07.              Notices to Depository.......................................................88

         SECTION 5.08.              Definitive Certificates.....................................................89

         SECTION 5.09.              Maintenance of Office or Agency.............................................89

         SECTION 5.10.              Authenticating Agents.......................................................89

         SECTION 5.11.              Appointment of Paying Agent.................................................90

                                       ii

                                Table of Contents
                                  (continued)

                                                                                                             Page
ARTICLE VI            THE DEPOSITOR AND THE SERVICER............................................................90

         SECTION 6.01.              Respective Liabilities of the Depositor and the Servicer....................90

         SECTION 6.02.              Merger or Consolidation of the Depositor or the Servicer....................91

         SECTION 6.03.              Limitation on Liability of the Depositor, the Servicer and Others...........91

         SECTION 6.04.              Limitation on Resignation of Servicer.......................................91

         SECTION 6.05.              Errors and Omissions Insurance; Fidelity Bonds..............................92

ARTICLE VII           DEFAULT; TERMINATION OF SERVICER..........................................................92

         SECTION 7.01.              Events of Default...........................................................92

         SECTION 7.02.              Trustee to Act; Appointment of Successor....................................93

         SECTION 7.03.              Notification to Certificateholders..........................................94

ARTICLE VIII          CONCERNING THE TRUSTEE....................................................................94

         SECTION 8.01.              Duties of Trustee...........................................................94

         SECTION 8.02.              Certain Matters Affecting the Trustee.......................................95

         SECTION 8.03.              Trustee Not Liable for Mortgage Loans.......................................96

         SECTION 8.04.              Trustee May Own Certificates................................................96

         SECTION 8.05.              Servicer to Pay Certain Trustee's Fees and Expenses.........................97

         SECTION 8.06.              Eligibility Requirements for Trustee........................................97

         SECTION 8.07.              Resignation and Removal of Trustee..........................................97

         SECTION 8.08.              Successor Trustee...........................................................98

         SECTION 8.09.              Merger or Consolidation of Trustee..........................................98

         SECTION 8.10.              Appointment of Co-Trustee or Separate Trustee...............................99

         SECTION 8.11.              Tax Matters................................................................100

ARTICLE IX            TERMINATION..............................................................................102

         SECTION 9.01.              Termination upon Liquidation or Repurchase of all Mortgage Loans...........102

         SECTION 9.02.              Final Distribution on the Certificates.....................................102

         SECTION 9.03.              Additional Termination Requirements........................................103

ARTICLE X             MISCELLANEOUS PROVISIONS.................................................................104

         SECTION 10.01.             Amendment..................................................................104

         SECTION 10.02.             Counterparts...............................................................105

         SECTION 10.03.             Governing Law..............................................................106

         SECTION 10.04.             Intention of Parties.......................................................106

         SECTION 10.05.             Notices....................................................................106

                                      iii

                                Table of Contents
                                  (continued)

                                                                                                             Page
         SECTION 10.06.             Severability of Provisions.................................................107

         SECTION 10.07.             Assignment.................................................................107

         SECTION 10.08.             Limitation on Rights of Certificateholders.................................107

         SECTION 10.09.             Inspection and Audit Rights................................................108

         SECTION 10.10.             Certificates Nonassessable and Fully Paid..................................108

         SECTION 10.11.             Third Party Rights.........................................................108

         SECTION 10.12.             Additional Rights of the NIMs Insurer......................................108


EXHIBIT A       FORM OF OFFERED CERTIFICATES
EXHIBIT B       FORM OF CLASS C CERTIFICATES
EXHIBIT C       FORM OF CLASS P CERTIFICATES
EXHIBIT D       FORM OF CLASS R CERTIFICATE
EXHIBIT E       FORM OF CLASS L CERTIFICATES
EXHIBIT F       MORTGAGE LOAN SCHEDULE
EXHIBIT G       [RESERVED]
EXHIBIT H       FORM OF TRUSTEE CERTIFICATION
EXHIBIT I       FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT J       FORM OF TRANSFEROR CERTIFICATE
EXHIBIT K       FORM OF INVESTMENT LETTER
EXHIBIT L       FORM OF RULE 144A LETTER
EXHIBIT M       REQUEST FOR RELEASE
EXHIBIT N       FORM OF SUBSEQUENT TRANSFER INSTRUMENT
EXHIBIT O       FORM OF ADDITION NOTICE
EXHIBIT P       FORM OF GROUP II CAP CONTRACT
EXHIBIT Q       FORM OF ASSIGNMENT AGREEMENT

         POOLING AND SERVICING AGREEMENT, dated as of September 1, 2001, among CHASE FUNDING, INC., a New York corporation, as depositor (the "Depositor"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation, as servicer (the "Servicer") and CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (other than (i) proceeds of prepayment penalties and late payment charges on the Mortgage Loans,
(ii) assets held by REMIC 2, REMIC 3, REMIC 4 or the Master REMIC, (iii) any rights to payments made under the Group II Cap Contract and (iv) the interests in the grantor trusts described in Section 2.07 (g), (i) and (j), and (v) the Capitalized Interest Account and, prior to the Distribution Date in the month immediately following the end of the Funding Period or any earlier Subsequent Transfer Date on which the entire balance of the Pre-Funding Account is applied to purchase Subsequent Mortgage Loans, the Pre-Funding Account) for federal income tax purposes will include five REMICs.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties are located.

         Accrual Period: With respect to the Group I Certificates (other than the Class IA-1 Certificates) and the Class IIA-IO Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Group II Certificates (other than the Class IIA-IO Certificates) and the Class IA-1 Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the Group I Certificates (other than the Class IA-1 Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months, and all calculations of interest on the Group II Certificates and the Class IA-1 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year.

         Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate Stated Principal Balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given to the Servicer, the Trustee and the Paying Agent not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit O.

         Adjustment Date: As to each Group II Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of (A) the aggregate of payments of principal (except with respect to the final Scheduled Payment on any Balloon Loan) and interest (net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date (including monthly interest on the Stated Principal Balance of a Balloon Loan remaining outstanding after the Due Date with respect to the final Scheduled Payment for such Balloon Loan) and (B) with respect to each REO Property that has not been liquidated, an amount equal to the excess, if any, of (x) one month's interest (adjusted to the Net Mortgage
Rate) on the Stated Principal Balance of the related Mortgage Loan over (y) the net monthly rental income (if any) from such REO Property deposited in the Collection Account for such Distribution Date pursuant to Section 3.12, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto.

         Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date and (ii) Principal Prepayments and Liquidation Proceeds together with any prepayment penalties and late payment charges received in respect of such Mortgage Loans after the last day of the related Prepayment Period (or Due Period, in the case of Liquidation Proceeds).

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, (i) with respect to the Group I Certificates, the Group I Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the sum of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of such Distribution Date and (y) the portion of the amount in the Pre-Funding Account allocable to Group I Mortgage Loans, and (ii) with respect to the Group II Certificates, the Group II Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the sum of (x) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of such Distribution Date and (y) the portion of the amount in the Pre-Funding Account allocable to Group II Mortgage Loans.

         Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgage Property, the "Appraised Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Authenticating Agent: As defined in Section 5.10 hereof.

         Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Regular Certificates constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the States of California and in the City of New York, New York or the city in which the Servicer is located are authorized or obligated by law or executive order to be closed.

         Cap Contract Notional Balance: With respect to any Distribution Date, the Cap Contract Notional Balance set forth below for such Distribution Date:

          Distribution Date                     Cap Contract Notional Balance
          -----------------------------------   -----------------------------
          October 2001.......................          $   490,000,000
          November 2001......................              479,453,000
          December 2001......................              466,772,000
          January 2002.......................              454,425,000
          February 2002......................              441,617,000
          March 2002.........................              429,167,000
          April 2002.........................              416,925,000
          May 2002...........................              405,748,000
          June 2002..........................              394,941,000
          July 2002..........................              384,418,000
          August 2002........................              374,172,000
          September 2002.....................              364,197,000
          October 2002 and thereafter........                      $ 0

         Cap Contract Termination Date: The earlier of (i) the Distribution Date in October 2002 and (ii) such earlier termination date required by the terms of the Group II Cap Contract.

         Capitalized Interest Account: The account established and maintained pursuant to Section 4.07.

         Capitalized Interest Amount: The amount to be paid by the Depositor to the Trustee for deposit into the Capitalized Interest Account on the Closing Date pursuant to Section 4.07, which amount is $0.00.

         Certificate: Any one of the certificates of any Class executed by the Depositor and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibits A through E.

         Certificate Group: Either of the Group I Certificates or the Group II Certificates.

         Certificate Notional Amount: With respect to the Class IA-IO and Class IIA-IO Certificates, the related notional amount of such Certificates described in Section 5.01 hereof.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to (i)
Section 4.04(h) for the Group I Certificates and (ii) Section 4.04(i) for the Group II Certificates.

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co.), as nominee for the Depository, in the case of any Class of Regular Certificates, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the NIMs Insurer is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         Chase: The Chase Manhattan Bank, a New York state banking corporation, or its successor in interest.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Certificates: The Class IA-1 Certificates, Class IA-2 Certificates, Class IA-3 Certificates, Class IA-4 Certificates, Class IA-5 Certificates, Class IA-6 Certificates, Class IA-IO Certificates, Class IIA-1 Certificates and Class IIA-IO Certificates.

         Class B Certificates: The Class IB Certificates and Class IIB Certificates.

         Class C Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class M Certificates: The Class IM-1 Certificates, Class IM-2 Certificates, Class IIM-1 Certificates and Class IIM-2 Certificates.

         Class IA-1 Certificate: Any Certificate designated as a "Class IA-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-1 Certificates.

         Class IA-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-1 Pass-Through Rate on the Class IA-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-1 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IA-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-1 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-1 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-1 Pass-Through Rate for the related Accrual Period.

         Class IA-1 Margin: 0.16% per annum.

         Class IA-1 Pass-Through Rate: For the first Distribution Date 2.82625% per annum. As of any Distribution Date thereafter, the lesser of (i) One-Month LIBOR plus the Class IA-1 Margin and (ii) the Group I Net Rate.

         Class IA-2 Certificate: Any Certificate designated as a "Class IA-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-2 Certificates.

         Class IA-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-2 Pass-Through Rate on the Class IA-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-2 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IA-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-2 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-2 Pass-Through Rate for the related Accrual Period.

         Class IA-2 Pass-Through Rate: 4.300% per annum.

         Class IA-3 Certificate: Any Certificate designated as a "Class IA-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-3 Certificates.

         Class IA-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-3 Pass-Through Rate on the Class IA-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-3 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IA-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-3 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-3 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-3 Pass-Through Rate for the related Accrual Period.

         Class IA-3 Pass-Through Rate: 4.788% per annum.

         Class IA-4 Certificate: Any Certificate designated as a "Class IA-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-4 Certificates.

         Class IA-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-4 Pass-Through Rate on the Class IA-4 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-4 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-4 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IA-4 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-4 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-4 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-4 Pass-Through Rate for the related Accrual Period.

         Class IA-4 Pass-Through Rate: 5.602% per annum.

         Class IA-5 Certificate: Any Certificate designated as a "Class IA-5 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-5 Certificates.

         Class IA-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-5 Pass-Through Rate on the Class IA-5 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-5 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-5 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IA-5 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-5 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-5 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-5 Pass-Through Rate for the related Accrual Period.

         Class IA-5 Pass-Through Rate: The lesser of (i) 6.425% per annum (or on any Distribution Date after the Optional Termination Date for the Group I Certificates 6.925% per annum) and (ii) the Group I Net Rate.

         Class IA-6 Certificate: Any Certificate designated as a "Class IA-6 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IA-6 Certificates.

         Class IA-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-6 Pass-Through Rate on the Class IA-6 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-6 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-6 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IA-6 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-6 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-6 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-6 Pass-Through Rate for the related Accrual Period.

         Class IA-6 Pass-Through Rate: 5.832% per annum.

         Class IA-6 Principal Distribution Amount: As of any Distribution Date prior to the Distribution Date in October 2010, the principal to be distributed to the Class IA-6 Certificates equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class IA-6 Certificates immediately prior to such Distribution Date and the denominator of which is the Group I Class A Certificate Principal Balance immediately prior to such Distribution Date, (ii) the Group I Class A Principal Distribution Amount for such Distribution Date and (iii) the Class IA-6 PDA Factor for such Distribution Date. With respect to the Distribution Date in October 2010 and each Distribution Date thereafter until the Class IA-6 Certificate Principal Balance has been reduced to zero, the Class IA-6 Principal Distribution Amount will equal the Group I Class A Principal Distribution Amount for such Distribution Date.

         Class IA-6 PDA Factor: As of any Distribution Date set forth below, the Percentage set forth across from such Distribution Date:

         Distribution Date Occurring in                         Percentage
         ------------------------------                         ----------
         October 2001-September 2004...............................0%

         October 2004-September 2006...............................45%

         October 2006-September 2007...............................80%

         October 2007-September 2008...............................100%

         October 2008-September 2010...............................300%

         Class IA-IO Certificate: Any Certificate designated as a "Class IA-IO Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IA-IO Certificate Notional Amount: As of any date of determination, the aggregate Certificate Notional Amount of the Class IA-IO Certificates.

         Class IA-IO Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IA-IO Pass-Through Rate on the Class IA-IO Certificate Notional Amount as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IA-IO Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IA-IO Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IA-IO Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IA-IO Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IA-IO Pass-Through Rate for the related Accrual Period.

         Class IA-IO Pass-Through Rate: The lesser of (i) 6.00% per annum and
(ii) the Group I Net Rate.

         Class IIA-1 Certificate: Any Certificate designated as a "Class IIA-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IIA-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIA-1 Certificates.

         Class IIA-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIA-1 Pass-Through Rate on the Class IIA-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIA-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IIA-1 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IIA-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIA-1 Current Interest with respect to prior Distribution Dates (excluding any Class IIA-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIA-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IIA-1 Pass-Through Rate for the related Accrual Period.

         Class IIA-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIA-1 Certificates is based upon the Group II Available Funds Cap, the excess of
(i) the amount of interest the Class IIA-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIA-1 Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class IIA-1 Certificates at the Group II Available Funds Cap for such Distribution Date and (B) the Class IIA-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIA-1 Margin for such Distribution Date; provided, however, such amount shall be reduced by the amount of any payments received by such class with respect to the Group II Cap Contract.

         Class IIA-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 0.25% per annum and, as of any Distribution Date after such Optional Termination Date, 0.50% per annum.

         Class IIA-1 Pass-Through Rate: For the first Distribution Date, 2.91625% per annum. As of any Distribution Date thereafter, the least of (i) One-Month LIBOR plus the Class IIA-1 Margin, (ii) the Group II Weighted Maximum Rate Cap and (iii) the Group II Available Funds Cap for such Distribution Date.

         Class IIA-IO Certificate: Any Certificate designated as a "Class IIA-IO Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IIA-IO Certificate Notional Amount: As of any date of determination, the aggregate Certificate Notional Amount of the Class IIA-IO Certificates.

         Class IIA-IO Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIA-IO Pass-Through Rate on the Class IIA-IO Certificate Notional Amount as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIA-IO Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IIA-IO Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIA-IO Current Interest with respect to prior Distribution Dates (excluding any Class IIA-IO Interest Carryover Amount) over (b) the amount actually distributed to the Class IIA-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IIA-IO Pass-Through Rate for the related Accrual Period.

         Class IIA-IO Pass-Through Rate: As of any Distribution Date, the lesser of (i) 6.000% and (ii) the Group II Net Rate.

         Class IB Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IB Certificates.

         Class IB Certificate: Any Certificate designated as a "Class IB Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IB Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IB Certificates.

         Class IB Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IB Pass-Through Rate on the Class IB Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IB Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IB Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IB Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IB Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IB Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IB Pass- Through Rate for the related Accrual Period.

         Class IB Pass-Through Rate: The lesser of (i) 6.963% per annum and (ii) the Group I Net Rate.

         Class IB Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IB Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IB Applied Realized Loss Amount on all previous Distribution Dates.

         Class IIB Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group II Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IIB Certificates.

         Class IIB Certificate: Any Certificate designated as a "Class IIB Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IIB Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIB Certificates.

         Class IIB Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIB Pass-Through Rate on the Class IIB Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIB Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IIB Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IIB Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIB Current Interest with respect to prior Distribution Dates (excluding any Class IIB Interest Carryover Amount) over (b) the amount actually distributed to the Class IIB Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IIB Pass-Through Rate for the related Accrual Period.

         Class IIB Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIB Certificates is based upon the Group II Available Funds Cap, the excess of (i) the amount of interest the Class IIB Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIB Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class IIB Certificates at the Group II Available Funds Cap for such Distribution Date and (B) the Class IIB Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIB Margin for such Distribution Date; provided, however, such amount shall be reduced by the amount of any payments received by such class with respect to the Group II Cap Contract.

         Class IIB Margin: For any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 1.77% per annum and, as of any Distribution Date after such Optional Termination Date, 2.655% per annum.

         Class IIB Pass-Through Rate: For the first Distribution Date, 4.43625% per annum. As of any Distribution Date thereafter, the least of (i) One-Month LIBOR plus the Class IIB Margin, (ii) the Group II Weighted Maximum Rate Cap and
(iii) the Group II Available Funds Cap for such Distribution Date.

         Class IIB Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IIB Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IIB Applied Realized Loss Amounts on all previous Distribution Dates.

         Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Class C Group I Certificate Principal Balance or the Class C Group II Certificate Principal Balance.

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit B hereto, representing the right to distributions as set forth herein.

         Class C Certificate Principal Balance: As of any date of determination, the aggregate of the Class C Group I Certificate Principal Balance and the Class C Group II Certificate Principal Balance. The initial Certificate Principal Balance of the Class C Certificates will be zero.

         Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period in an amount equal to the Class C Distributable Interest Amount plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

         Class C Distributable Interest Amount: The sum of (i) the interest that would accrue during the related Accrual Period on an amount equal to the aggregate principal amount of the REMIC 4 Group I Accrual Interest as of the first day of such period at a rate equal to the excess, if any, of (x) the Reduced Group I Net Rate over (y) the weighted average of the pass through rates of the Group I Marker Interests (treating, for this purpose, 0.001% of the portion of the principal amount of the REMIC 4 Group I Accrual Interest in excess of 99.999 times the principal amount of the Group I Marker Interests (as determined without regard to this parenthetical) as a Group I Marker Interest subject to an interest rate cap of 0%) and (ii) the interest that would accrue during the related Accrual Period on an amount equal to the aggregate principal amount of the REMIC 4 Group II Accrual Interest as of the first day of such period at a rate equal to the excess, if any, of (x) the Reduced Group II Net Rate (y) over the weighted average of the pass through rates of the Group II Marker Interests (treating, for this purpose, 0.001% of the portion of the principal amount of the REMIC 4 Group II Accrual Interest in excess of 99.999 times the principal amount of the Group II Marker Interests (as determined without regard to this parenthetical) as a Group II Marker Interest subject to an interest rate cap of 0%). For purposes of this calculation, amounts will be rounded to eight decimal places.

         Class C Group I Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Class C Group I Certificate Principal Balance.

         Class C Group I Certificate Principal Balance: The initial Class C Group I Certificate Principal Balance will be zero. The Class C Group I Certificate Principal Balance will equal the excess of the aggregate principal amount of the Group I Mortgage Loans (and the portion of the Pre-Funding Account allocated to Group I) over the aggregate principal amount of the Group I Certificates. No interest, other than the Class C Distributable Interest Amount, will accrue in respect of the Class C Certificate.

         Class C Group I Current Interest: For any Accrual Period, the amount described in clause (i) of the definition of Class C Distributable Interest Amount.

         Class C Group I Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class C Group I Applied Realized Loss Amount over
(ii) the sum of all distributions in reduction of the Class C Group I Applied Realized Loss Amount on all previous Distribution Dates.

         Class C Group II Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Class C Group II Certificate Principal Balance.

         Class C Group II Certificate Principal Balance: The initial Class C Group II Certificate Principal Balance will be zero. The Class C Group II Certificate Principal Balance will equal the excess of the aggregate principal amount of the Group II Mortgage Loans (and the portion of the Pre-Funding Account allocated to Group II) over the aggregate principal amount of the Group II Certificates. No interest, other than the Class C Distributable Interest Amount, will accrue in respect of the Class C Certificate.

         Class C Group II Current Interest: For any Accrual Period, the amount described in clause (ii) of the definition of Class C Distributable Interest Amount.

         Class C Group II Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class C Group II Applied Realized Loss Amount over
(ii) the sum of all distributions in reduction of the Class C Group II Applied Realized Loss Amount on all previous Distribution Dates.

         Class C Interest Carryforward Amount: As of any Distribution Date, the excess of (a) the Class C Current Interest with respect to prior Distribution Dates (other than amounts added to the Class C Certificate Principal Balance) over (b) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates.

         Class C Group I Interest Carryforward Amount: As of any Distribution Date, the excess of (a) the Class C Group I Current Interest with respect to prior Distribution Dates (other than amounts added to the Class C Group I Certificate Principal Balance) over (b) the amount actually distributed to the Class C Certificates with respect to Class C Group I Current Interests and Class C Group I Interest Carryforward Amounts on such prior Distribution Dates

         Class C Group II Interest Carryforward Amount: As of any Distribution Date, the excess of (a) the Class C Group II Current Interest with respect to prior Distribution Dates (other than amounts added to the Class C Group II Certificate Principal Balance) over (b) the amount actually distributed to the Class C Certificates with respect to Class C Group II Current Interests and Class C Group II Interest Carryforward Amounts on such prior Distribution Dates

         Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class C Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class C Applied Realized Loss Amount on all previous Distribution Dates.

         Class L Certificate: Any one of the Class IL Certificates or Class IIL Certificates executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit E.

         Class IL Certificate: Any Certificate designated as a "Class IL Certificate" on the face thereof, in the form of Exhibit E hereto, representing the right to distributions as set forth herein.

         Class IIL Certificate: Any Certificate designated as a "Class IIL Certificate" on the face thereof, in the form of Exhibit E hereto, representing the right to distributions as set forth herein.

         Class IM-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IM-1 Certificates.

         Class IM-1 Certificate: Any Certificate designated as a "Class IM-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IM-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IM-1 Certificates.

         Class IM-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IM-1 Pass-Through Rate on the Class IM-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IM-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IM-1 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IM-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IM-1 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IM-1 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IM-1 Pass-Through Rate for the related Accrual Period.

         Class IM-1 Pass-Through Rate: The lesser of (i) 6.282% per annum and
(ii) the Group I Net Rate.

         Class IM-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IM Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IM-1 Applied Realized Loss Amount on all previous Distribution Dates.

         Class IM-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group I Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IM-2 Certificates.

         Class IM-2 Certificate: Any Certificate designated as a "Class IM-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IM-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IM-2 Certificates.

         Class IM-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IM-2 Pass-Through Rate on the Class IM-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IM-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IM-2 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IM-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IM-2 Current Interest with respect to prior Distribution Dates over (b) the amount actually distributed to the Class IM-2 Certificates with respect to interest on such prior Distribution Dates and
(ii) interest on such excess (to the extent permitted by applicable law) at the Class IM-2 Pass- Through Rate for the related Accrual Period.

         Class IM-2 Pass-Through Rate: The lesser of (i) 6.875% per annum and
(ii) the Group I Net Rate.

         Class IM-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IM-2 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IM-2 Applied Realized Loss Amount on all previous Distribution Dates.

         Class IIM-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group II Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IIM-1 Certificates.

         Class IIM-1 Certificate: Any Certificate designated as a "Class IIM-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IIM-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIM-1 Certificates.

         Class IIM-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIM-1 Pass-Through Rate on the Class IIM-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIM-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IIM-1 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IIM-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIM-1 Current Interest with respect to prior Distribution Dates (excluding any Class IIM-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIM-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IIM-1 Pass-Through Rate for the related Accrual Period.

         Class IIM-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIM-1 Certificates is based upon the Group II Available Funds Cap, the excess of
(i) the amount of interest the Class IIM-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIM-1 Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class IIM-1 Certificates at the Group II Available Funds Cap for such Distribution Date and (B) the Class IIM-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIM-1 Margin for such Distribution Date; provided, however, such amount shall be reduced by the amount of any payments received by such class with respect to the Group II Cap Contract.

         Class IIM-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 0.65% per annum and, as of any Distribution Date after such Optional Termination Date, 0.975% per annum.

         Class IIM-1 Pass-Through Rate: For the first Distribution Date, 3.31625% per annum. As of any Distribution Date thereafter, the least of (i) One-Month LIBOR plus the Class IIM-1 Margin, (ii) the Group II Weighted Maximum Rate Cap and (iii) the Group II Available Funds Cap for such Distribution Date.

         Class IIM-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IIM-1 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IIM-1 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class IIM-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Group II Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class IIM-2 Certificates.

         Class IIM-2 Certificate: Any Certificate designated as a "Class IIM-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class IIM-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class IIM-2 Certificates.

         Class IIM-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class IIM-2 Pass-Through Rate on the Class IIM-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class IIM-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class IIM-2 Interest: A regular interest in the Master REMIC having the characteristics described in Section 2.07(c).

         Class IIM-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class IIM-2 Current Interest with respect to prior Distribution Dates (excluding any Class IIM-2 Interest Carryover Amount) over (b) the amount actually distributed to the Class IIM-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class IIM-2 Pass-Through Rate for the related Accrual Period.

         Class IIM-2 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class IIM-2 Certificates is based upon the Group II Available Funds Cap, the excess of
(i) the amount of interest the Class IIM-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class IIM-2 Margin for such Distribution Date, up to the Group II Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class IIM-2 Certificates at the Group II Available Funds Cap for such Distribution Date and (B) the Class IIM-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(f)(vi), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class IIM-2 Margin for such Distribution Date; provided, however, such amount shall be reduced by the amount of any payments received by the class with respect to the Group II Cap Contract.

         Class IIM-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Group II Certificates, 0.98% per annum and, as of any Distribution Date after such Optional Termination Date, 1.470% per annum.

         Class IIM-2 Pass-Through Rate: For the first Distribution Date, 3.64625% per annum. As of any Distribution Date thereafter, the least of (i) One-Month LIBOR plus the Class IIM-2 Margin, (ii) the Group II Weighted Maximum Rate Cap and (iii) the Group II Available Funds Cap for such Distribution Date.

         Class IIM-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class IIM-2 Applied Realized Loss Amount over (ii) the sum of all distributions in reduction of the Class IIM-2 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class IP Certificate: Any Certificate designated as a "Class IP Certificate" on the face thereof, in the form of Exhibit C hereto, representing the right to distributions as set forth herein.

         Class IIP Certificate: Any Certificate designated as a "Class IIP Certificate" on the face thereof, in the form of Exhibit C hereto, representing the right to distributions as set forth herein.

         Class P Certificate: Any one of the Class P Certificates executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit C.

         Class R Certificate: The Class R Certificate executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit D.

         Closing Date: September 27, 2001.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, Chase Manhattan Mortgage Corporation as Servicer". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Compensating Interest: With respect to any Mortgage Loan, an amount equal to the amount set forth in Section 4.02 hereof, to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 hereof.

         Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 111 Wall Street, New York, New York 10043.

         Corresponding Master REMIC Regular Interest and Corresponding
Certificate: For each Certificate and each Master REMIC Regular Interest, the Corresponding Master REMIC Regular Interest and the Corresponding Certificate, respectively, is as set forth below:

      Corresponding Master REMIC Regular Interest    Corresponding  Certificate
      -------------------------------------------    --------------------------

      Class IA-1 Interest                            Class IA-1 Certificate
      Class IA-2 Interest                            Class IA-2 Certificate
      Class IA-3 Interest                            Class IA-3 Certificate
      Class IA-4 Interest                            Class IA-4 Certificate
      Class IA-5 Interest                            Class IA-5 Certificate
      Class IA-6 Interest                            Class IA-6 Certificate
      Class IM-1 Interest                            Class IM-1 Certificate
      Class IM-2 Interest                            Class IM-2 Certificate
      Class IB Interest                              Class IB Certificate
      Class IIA-1 Interest                           Class IIA-1 Certificate
      Class IIM-1 Interest                           Class IIM-1 Certificate
      Class IIM-2 Interest                           Class IIM-2 Certificate
      Class IIB Interest                             Class IIB Certificate

         Current Interest: Any of the Class IA-1 Current Interest, the Class IA-2 Current Interest, the Class IA-3 Current Interest, the Class IA-4 Current Interest, the Class IA-5 Current Interest, the Class IA-6 Current Interest, the Class IA-IO Current Interest, the Class IIA-1 Current Interest, the Class IIA-IO Current Interest, the Class IB Current Interest, the Class IIB Current Interest, the Class IM-1 Current Interest, the Class IIM-1 Current Interest, the Class IM-2 Current Interest , the Class IIM-2 Current Interest or the Class C Current Interest.

         Custodian: The custodian for the Mortgage Files appointed by the Trustee. The initial Custodian shall be Bank One Trust Company, N.A.

         Cut-off Date: With respect to each Initial Mortgage Loan, September 1, 2001.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

         Definitive Certificates: As defined in Section 5.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate (other than the Class IA-IO and Class IIA-IO Certificates), the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate," or in the case of the Class IA-IO and Class IIA-IO Certificates, the amount set forth on the face thereof as the "Initial Notional Amount of this Certificate."

         Depositor: Chase Funding, Inc., a New York corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Transaction: For Certificates transferred on or after August 23, 2000, a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Citibank, N.A., as trustee, in trust for registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2001.

         Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (a) has a rating of at least Baa3 or P-3 by Moody's and (b) is either Chase or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P, (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency.

         ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

         ERISA Restricted Certificate: The Class C, Class L, Class P and Class R Certificates and any other Certificate, unless such other Certificate shall have received a rating from a Rating Agency at the time of a transfer of such other Certificate that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories.

         Event of Default: As defined in Section 7.01 hereof.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Fitch: Fitch, Inc.

         FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Funding Period: The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero or (b) 2:00 p.m., New York City time, on October 29, 2001.

         Gross Margin: The percentage set forth in the related Mortgage Note for each of the Mortgage Loans in Loan Group II which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each of the Group II Mortgage Loans.

         Group Net Rate: With respect to Group I, the Group I Net Rate and, with respect to Group II, the Group II Net Rate.

         Group I Certificate Principal Balance: For any date of determination, the sum of the Class IA-1 Certificate Principal Balance, the Class IA-2 Certificate Principal Balance, the Class IA-3 Certificate Principal Balance, the Class IA-4 Certificate Principal Balance, the Class IA-5 Certificate Principal Balance, the Class IA-6 Certificate Principal Balance, the Class IM-1 Certificate Principal Balance, the Class IM-2 Certificate Principal Balance, the Class IB Certificate Principal Balance and the Class C Group I Certificate Principal Balance, in each case for such date of determination.

         Group I Certificates: Any of the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IM-1, Class IM-2, Class IB, Class IL or Class IP Certificates.

         Group I Class A Certificate Principal Balance: For any date of determination, the sum of the Class IA-1 Certificate Principal Balance, the Class IA-2 Certificate Principal Balance, the Class IA-3 Certificate Principal Balance, the Class IA-4 Certificate Principal Balance, the Class IA-5 Certificate Principal Balance and the Class IA-6 Certificate Principal Balance, in each case for such date of determination.

         Group I Class A Certificates: Any of the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 Certificates or Class IA-IO Certificates.

         Group I Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group I Stepdown Date or any Distribution Date on which a Group I Trigger Event exists, 100% of the Group I Principal Distribution Amount for such Distribution Date and (ii) on or after the Group I Stepdown Date where a Group I Trigger Event does not exist, the excess of (A) the Group I Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 84.0% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (II) the excess of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $1,136,502; provided, however, that in no event will the Group I Class A Principal Distribution Amount with respect to any Distribution Date exceed the Group I Class A Certificate Principal Balance.

         Group I Class B Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event does not exist, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distribution of the Group I Class A Principal Distribution Amount on such Distribution Date), (B) the Class IM-1 Certificate Principal Balance (after taking into account distribution of the Group I Class IM-1 Distribution Amount on such Distribution
Date), (C) the Class IM-2 Certificate Principal Balance (after taking into account distribution of the Group I Class IM-2 Principal Distribution Amount for such Distribution Date), and (D) the Class IB Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 99.0% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $1,136,502, provided, however, that after the Group I Class A Certificate Principal Balance, the Class IM-1 Certificate Principal Balance and the Class IM-2 Certificate Principal Balance has been reduced to zero, the Group I Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Group I Principal Distribution Amount for such Distribution Date remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and provided, further, however, that in no event will the Group I Class B Principal Distribution Amount with respect to any Distribution Date exceed the Class IB Certificate Principal Balance.

         Group I Class IM-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date, 100% of the Group I Principal Distribution Amount for such Distribution Date if the Group I Class A Certificate Principal Balance has been reduced to zero and a Group I Trigger Event exists, or as long as a Group I Trigger Event does not exist, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distributions of the Group I Class A Principal Distribution Amount on such Distribution Date) and (B) the Class IM-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 90.0% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $1,136,502. Notwithstanding the foregoing,
(i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group I Class A Certificates has been reduced to zero, the Group I Class IM-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IM-1 Certificates and (B) 100% of the Group I Principal Distribution Amount remaining after any distributions on such Class A Certificates and (ii) in no event will the Group I Class IM-I Principal Distribution Amount with respect to any Distribution Date exceed the Class IM-1 Certificate Principal Balance.

         Group I Class IM-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Group I Stepdown Date, 100% of the Group I Principal Distribution Amount for such Distribution Date if the Group I Class A Certificate Principal Balance and the Class IM-1 Certificate Principal Balance have been reduced to zero and a Group I Trigger Event exists, or as long as a Group I Trigger Event does not exist, the excess of (i) the sum of (A) the Group I Class A Certificate Principal Balance (after taking into account distributions of the Group I Class A Principal Distribution Amount on such Distribution Date),
(B) the Class IM-1 Certificate Principal Balance (after taking into account distributions of the Group I Class IM-1 Principal Distribution Amount on such Distribution Date) and (C) the Class IM-2 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 95.5% of the Stated Principal Balances of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Group I Mortgage Loans as of the end of the immediately preceding Due Period over $1,136,502. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group I Class A Certificates and the Class IM-1 Certificates has been reduced to zero, the Group I Class IM-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IM-2 Certificates and (B) 100% of the Group I Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (ii) in no event will the Group I Class IM-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class IM-2 Certificate Principal Balance.

         Group I Extra Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (i) prior to the Group I Stepdown Date, the excess of (A) the sum of (I) the Group I Certificate Principal Balance (reduced by the Group I Principal Funds with respect to such Distribution Date) exclusive of the Class C Group I Certificate Principal Balance and (II) $1,136,502 over (B) the Stated Principal Balance of the Group I Mortgage Loans plus the Pre-Funded Amount allocable to Loan Group I as of such Distribution Date and (ii) on and after the Group I Stepdown Date, (A) the sum of (I) the Group I Certificate Principal Balance exclusive of the Class C Group I Certificate Principal Balance and (II) the greater of (x) 1.00% of the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period and (y) $1,136,502 less (B) the Stated Principal Balance of the Group I Mortgage Loans as of the end of the immediately preceding Due Period, provided, however, that if on any Distribution Date a Group I Trigger Event is in effect, the Group I Extra Principal Distribution Amount will not be reduced to the percentage of the then current Stated Principal Balance of the Group I Mortgage Loans (and will remain fixed at such percentage of the then current Stated Principal Balance of the Group I Mortgage Loans as of the Due Date immediately prior to the occurrence of the Group I Trigger Event) until the next Distribution Date on which a Group I Trigger Event is not in effect. Notwithstanding the foregoing, the Group I Extra Principal Distribution Amount will equal zero with respect to each Distribution Date up to and including the Distribution Date in December 2001.

         Group I Interest Funds: With respect to Group I Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee with respect to the Group I Mortgage Loans, (ii) all Advances relating to interest with respect to the Group I Mortgage Loans, (iii) all Compensating Interest with respect to the Group I Mortgage Loans, (iv) Liquidation Proceeds with respect to the Group I Mortgage Loans (to the extent such Liquidation Proceeds relate to interest), (v) proceeds of any purchase pursuant to Sections 2.02, 2.03, 3.12 or 9.01 (to the extent such proceeds relate to interest), (vi) prepayment penalties and late payment fees received with respect to the Group I Mortgage Loans during the related Prepayment Period, and (vii) any amount withdrawn from the Capitalized Interest Account allocable to Loan Group I pursuant to Section 4.07 hereof, less all Non-Recoverable Advances with respect to the Group I Mortgage Loans relating to interest reimbursed during the related Due Period.

         Group I IO Interest: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Group I IO Rate: For Distribution Dates on or prior to October 25, 2002, the lesser of 6% or the Group I Net Rate and, for Distribution Dates after October 25, 2002, 0%.

         Group I Marker Interests: Marker Interest IA-1, Marker Interest IA-2, Marker Interest IA-3, Marker Interest IA-4, Marker Interest IA-5, Marker Interest IA-6, Marker Interest IM-1, Marker Interest IM-2 and Marker Interest IB.

         Group I Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage, including any Mortgage Loans delivered in replacement thereof or pursuant to a Subsequent Transfer Instrument.

         Group I Net Rate: With respect to any Distribution Date, the weighted average Net Mortgage Rate for Mortgage Loans in Loan Group I (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) as of the related Due Date.

         Group I Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Group I Principal Funds for such Distribution Date and (ii) any Group I Extra Principal Distribution Amount for such Distribution Date.

         Group I Principal Funds: With respect to the Group I Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or Advanced on or before the related Servicer Remittance Date, (ii) prepayments collected in the related Prepayment Period,
(iii) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal balance of the related Deleted Mortgage Loans delivered by the Depositor in connection with a substitution of a Mortgage Loan pursuant to
Section 2.03(c), (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal), and (vi) with respect to the Distribution Date in the month immediately following the end of the Funding Period, any amounts in the Pre-Funding Account allocable to Loan Group I after giving effect to the purchase of any Subsequent Mortgage Loans, less all Non-Recoverable Advances relating to principal with respect to the Group I Mortgage Loans and all Non-Recoverable Advances reimbursed during the related Due Period.

         Group I Reduced Net Rate: The weighted average of the rates on REMIC 3 Group I Regular Interest B and REMIC 3 Group I Regular Interest C.

         Group I Required Percentage: As of any Distribution Date following a Group I Stepdown Date, the quotient of (i) the excess of (A) the Stated Principal Balances of the Group I Mortgage Loans plus the Pre-Funded Amount allocable to Loan Group I as of such Distribution Date over (B) the Certificate Principal Balance of the most senior Class of Group I Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and
(ii) the Stated Principal Balance of the Group I Mortgage Loans as of such Distribution Date.

         Group I Stepdown Date: The later to occur of (i) the Distribution Date in October 2004 or (ii) the first Distribution Date on which the Group I Class A Certificate Principal Balance (reduced by the Group I Principal Funds with respect to such Distribution Date) is less than or equal to 84.0% of the Stated Principal Balances of the Group I Mortgage Loans plus the Pre-Funded Amount allocable to Loan Group I, in each case, as of the Distribution Date.

         Group I Subordinated Certificates: The Class IM-1, Class IM-2, Class IB Certificates.

         Group I Trigger Event: With respect to the Group I Certificates after the Group I Stepdown Date, a Distribution Date on which the product of (A) two (2.0) and (B) the quotient of (i) the aggregate Stated Principal Balance of all Group I Mortgage Loans which are 60 or more days Delinquent (including, for the purposes of this calculation, Group I Mortgage Loans in foreclosure and REO Properties) and (ii) the Stated Principal Balance of the Group I Mortgage Loans plus the Pre-Funded Amount allocable to the Loan Group I, in each case, as of the preceding Servicer Advance Date, equals or exceeds the Group I Required Percentage.

         Group II Available Funds Cap: As of any Distribution Date with respect to the Group II Certificates (other than the Class IIA-IO Certificates), a per annum rate equal to 12 times the quotient of (i) the sum of (A) the total scheduled interest on the Mortgage Loans in Loan Group II based on the Net Mortgage Rates on the related Due Date, less interest accrued and unpaid on the Class IIA-IO Certificates for each of the first twelve Distribution Dates and
(B)(I) 100% of the amount of funds then on deposit in the Capitalized Interest Account allocable to Loan Group II immediately prior to such Distribution Date and (II) with respect to the Distribution Date in October 2001 and thereafter, 0% of the amount in the Capitalized Interest Account allocable to Loan Group II immediately prior to such Distribution Date divided by (ii) the aggregate principal balance of the Group II Certificates as of the first day of the applicable Accrual Period.

         Group II Cap Contract: The International Swap Dealers Association, Inc. Master Agreement (Multicurrency, Cross Border) and any related confirmation thereto, each between the Seller or one of its Affiliates and Morgan Guaranty Trust Company of New York (in the form of Exhibit P hereto) which has been assigned by the Depositor to the Trustee, on behalf of the Trust Fund pursuant to an assignment agreement (in the form of Exhibit Q hereto).

         Group II Certificates: Any of the Class IIA-1, Class IIA-IO, Class IIM-1, Class IIM-2, Class IIB, Class IIL and Class IIP Certificates.

         Group II Certificate Principal Balance: For any date of determination, the sum of the Class IIA-1 Certificate Principal Balance, the Class IIM-1 Certificate Principal Balance, the Class IIM-2 Certificate Principal Balance, the Class IIB Certificate Principal Balance and the Class C Group II Certificate Principal Balance, in each case as of such date of determination.

         Group II Class A Certificate Principal Balance: For any date of determination, the Class IIA-1 Certificate Principal Balance.

         Group II Class A Certificates: Any of the Class IIA-1 Certificates or Class IIA-IO Certificates.

         Group II Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Group II Stepdown Date or any Distribution Date on which a Group II Trigger Event exists, 100% of the Group II Principal Distribution Amount for such Distribution Date and (ii) on or after the Group II Stepdown Date where a Group II Trigger Event does not exist, the excess of (A) the Group II Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 77.0% of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (II) the excess of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $4,238,501; provided, however, that in no event will the Group II Class A Principal Distribution Amount with respect to any Distribution Date exceed the Group II Class A Certificate Principal Balance.

         Group II Class B Principal Distribution Amount: With respect to any Distribution Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event does not exist, the excess of (i) the sum of (A) the Group II Class A Certificate Principal Balance (after taking into account distribution of the Group II Class A Principal Distribution Amount on such Distribution Date),
(B) the Class IIM-1 Certificate Principal Balance after taking into account distribution of the Group II Class IIM-1 Principal Distribution Amount on such Distribution Date), (C) the Class IIM-2 Certificate Principal Balance (after taking into account distribution of the Group II Class IIM-2 Principal Distribution Amount for such Distribution Date), and (D) the Class IIB Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 99.0% of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $4,238,501; provided, however, that after the Group II Class A Certificate Principal Balance, the Class IIM-1 Certificate Principal Balance and the Class IIM-2 Certificate Principal Balance has been reduced to zero, the Group II Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Group II Principal Distribution Amount for such Distribution Date remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and provided, further, however, that in no event will the Group II Class B Principal Distribution Amount with respect to any Distribution Date exceed the Class IIB Certificate Principal Balance.

         Group II Class IIM-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Group II Stepdown Date, 100% of the Group II Principal Distribution Amount for such Distribution Date if the Group II Class A Certificate Principal Balance has been reduced to zero and a Group II Trigger Event exists, or as long as a Group II Trigger Event does not exist, the excess of (i) the sum of (A) the Group II Class A Certificate Principal Balance (after taking into account distributions of the Group II Class A Principal Distribution Amount on such Distribution Date) and (B) the Class IIM-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 87.0% of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $4,238,501. Notwithstanding the foregoing,
(i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group II Class A Certificates has been reduced to zero, the Group II Class IIM-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IIM-1 Certificates and (B) 100% of the Group II Principal Distribution Amount remaining after any distributions on such Class A Certificates and (ii) in no event will the Group II Class IIM-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class IIM-1 Certificate Principal Balance.

         Group II Class IIM-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Group II Stepdown Date, 100% of the Group II Principal Distribution Amount for such Distribution Date if the Group II Class A Certificate Principal Balance and the Class IIM-1 Certificate Principal Balance have been reduced to zero and a Group II Trigger Event exists, or as long as a Group II Trigger Event does not exist, the excess of (i) the sum of (A) the Group II Class A Certificate Principal Balance (after taking into account distributions of the Group II Class A Principal Distribution Amount on such Distribution Date), (B) the Class IIM-1 Certificate Principal Balance (after taking into account distributions of the Group II Class IIM-1 Principal Distribution Amount on such Distribution Date) and (C) the Class IIM-2 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 95.0% of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Group II Mortgage Loans as of the end of the immediately preceding Due Period over $4,238,501. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Group II Class A Certificates and the Class IIM-1 Certificates has been reduced to zero, the Group II Class IIM-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class IIM-2 Certificates and (B) 100% of the Group II Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (ii) in no event will the Group II Class IIM-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class IIM-2 Certificate Principal Balance.

         Group II Extra Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (i) prior to the Group II Stepdown Date, the excess of (A) the sum of (I) the Group II Certificate Principal Balance (reduced by the Group II Principal Funds with respect to such Distribution Date) exclusive of the Class C Group II Certificate Principal Balance and (II) $4,238,501 over (B) the Stated Principal Balance of the Group II Mortgage Loans plus the Pre-Funded Amount allocable to Loan Group II, in each case, as of such Distribution Date and (ii) on and after the Group II Stepdown Date, (A) the sum of (I) the Group II Certificate Principal Balance, exclusive of the Class C Group II Certificate Principal Balance and (II) the greater of (x) 1.00% of the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period and (y) $4,238,501 less (B) the Stated Principal Balance of the Group II Mortgage Loans as of the end of the immediately preceding Due Period; provided, however, that if on any Distribution Date, a Group II Trigger Event is in effect, the Group II Extra Principal Distribution Amount will not be reduced to the percentage of the then current Stated Principal Balance of the Group II Mortgage Loans (and will remain fixed at such percentage of the then current Stated Principal Balance of the Group II Mortgage Loans as of the Due Date immediately prior to the occurrence of the Group II Trigger Event) until the next Distribution Date on which a Group II Trigger Event is not in effect. Notwithstanding the foregoing, the Group II Extra Principal Distribution Amount will equal zero with respect to each Distribution Date up to and including the Distribution Date in December 2001.

         Group II Interest Funds: With respect to Group II Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee with respect to the Group II Mortgage Loans, (ii) all Advances relating to interest with respect to the Group II Mortgage Loans, (iii) all Compensating Interest with respect to the Group II Mortgage Loans, (iv) Liquidation Proceeds with respect to the Group II Mortgage Loans (to the extent such Liquidation Proceeds relate to interest), (v) proceeds of any purchase pursuant to Sections 2.02, 2.03, 3.12 or 9.01 (to the extent such proceeds relate to interest), (vi) prepayment penalties and late payment fees received with respect to the Group II Mortgage Loans during the related Prepayment Period, and (vi) any amount withdrawn from the Capitalized Interest Account allocable to Loan Group II pursuant to Section 4.07 hereof, less all Non-Recoverable Advances with respect to the Group II Mortgage Loans relating to interest reimbursed during the related Due Period.

         Group II IO Interest: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Group II IO Rate: For Distribution Dates on or prior to October, 2002, the lesser of 6% or the Group II Net Rate and, for Distribution Dates after October 25, 2002, 0%.

         Group II Marker Interests: Marker Interest IIA-1, Marker Interest IIM-1, Marker Interest IIM-2 and Marker Interest IIB.

         Group II Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable, including any Mortgage Loans delivered in replacement thereof or pursuant to a Subsequent Transfer Instrument.

         Group II Net Rate: With respect to any Distribution Date, the weighted average Net Mortgage Rate for Mortgage Loans in Group II (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) as of the related Due Date.

         Group II Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Group II Principal Funds for such Distribution Date and (ii) any Group II Extra Principal Distribution Amount for such Distribution Date.

         Group II Principal Funds: With respect to the Group II Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (ii) prepayments collected in the related Prepayment Period,
(iii) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Depositor in connection with a substitution of a Mortgage Loan pursuant to
Section 2.03(c), (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal), and (vi) with respect to the Distribution Date in the month immediately following the end of the Funding Period, any amounts in the Pre-Funding Account allocable to Loan Group II after giving effect to the purchase of any Subsequent Mortgage Loans, less all Non-Recoverable Advances relating to principal with respect to the Group II Mortgage Loans and all Non-Recoverable Advances reimbursed during the related Due Period.

         Group II Reduced Net Rate: The weighted average of the rates on REMIC 3 Group II Regular Interest B and REMIC 3 Group II Regular Interest C.

         Group II Required Percentage: As of any Distribution Date following a Group II Stepdown Date, the quotient of (i) the excess of (A) the Stated Principal Balances of the Group II Mortgage Loans, plus the Pre-Funded Amount allocable to Loan Group II as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Group II Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (ii) the Stated Principal Balance of the Group II Mortgage Loans as of such Distribution Date.

         Group II Stepdown Date: The later to occur of (i) the Distribution Date in October 2004 or (ii) the first Distribution Date on which (A) the Group II Class A Certificate Principal Balance (reduced by the Group II Principal Funds with respect to such Distribution Date) is less than or equal to (B) 77.0% of the Stated Principal Balances of the Group II Mortgage Loans plus the Pre-Funded Amount allocable to Loan Group II, in each case, as of such Distribution Date.

         Group II Subordinated Certificates: The Class IIM-1, Class IIM-2 and Class IIB Certificates.

         Group II Trigger Event: With respect to the Group II Certificates after the Group II Stepdown Date, a Distribution Date on which the product of (A) two and one-half (2.50) and (B) the quotient of (i) the aggregate Stated Principal Balance of all Group II Mortgage Loans which are 60 or more days Delinquent (including, for the purposes of this calculation, Group II Mortgage Loans in foreclosure and REO Properties) and (ii) the Stated Principal Balance of the Group II Mortgage Loans plus the Pre-Funded Amount allocable to Loan Group II, in each case, as of the preceding Servicer Advance Date, equals or exceeds the Group II Required Percentage.

         Group II Weighted Maximum Rate Cap: As of any Distribution Date, a rate equal to (i) the weighted average of the Maximum Mortgage Rates on the Group II Mortgage Loans (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) on such Distribution Date minus (ii) the Servicing Fee Rate.

         Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

         Initial Adjustment Date: As to any Mortgage Loan in Loan Group II, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

         Initial Mortgage Loan: Any of the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date, all of which were included in the Subsidiary REMIC, all of which shall be "qualified mortgages" within the meaning of Section 860G(a)(3)(A) of the Code.

         Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carryforward Amount: Any of the Class IA-1 Interest Carryforward Amount, the Class IA-2 Interest Carryforward Amount, the Class IA-3 Interest Carryforward Amount, the Class IA-4 Interest Carryforward Amount, the Class IA-5 Interest Carryforward Amount, the Class IA-6 Interest Carryforward Amount, the Class IA-IO Interest Carryforward Amount, the Class IM-1 Interest Carryforward Amount, the Class IM-2 Interest Carryforward Amount, the Class IB Interest Carryforward Amount, the Class C Group I Interest Carryforward Amount, the Class IIA-1 Interest Carryforward Amount, the Class IIA-IO Interest Carryforward Amount, the Class IIM-1 Interest Carryforward Amount, the Class IIM-2 Interest Carryforward Amount, the Class IIB Interest Carryforward Amount or the Class C Group II Interest Carryforward Amount, as the case may be.

         Interest Carryover Amount: Any of the Class IIA-1 Interest Carryover Amount, the Class IIM-1 Interest Carryover Amount, the Class IIM-2 Interest Carryover Amount or the Class IIB Interest Carryover Amount, as the case may be.

         Interest Determination Date: With respect to the Group II Certificates and the Class IA-1 Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, September 25, 2001.

         Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date.

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

         Loan Group: Either of the Group I Mortgage Loans or the Group II Mortgage Loans.

         Loan Group I: The Group I Mortgage Loans.

         Loan Group II: The Group II Mortgage Loans.

         Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

         Lower-Tier REMIC: Any of REMIC 1, REMIC 2, REMIC 3 and REMIC 4.

         Lower-Tier REMIC Regular Interests: Any of the REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests and REMIC 4 Regular Interests.

         Marker Interest IA-1: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IA-2: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IA-3: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IA-4: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IA-5: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IA-6: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IB: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IM-1: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IM-2: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IIA-1: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IIB: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IIM-1: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interest IIM-2: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         Marker Interests: Marker Interest IA-1, Marker Interest IA-2, Marker Interest IA-3, Marker Interest IA-4, Marker Interest IA-5, Marker Interest IA-6, Marker Interest IM-1, Market Interest IM-2, Marker Interest IB, Marker Interest IIA-1, Marker Interest IIM-1, Marker Interest IIM-2 and Marker Interest IIB.

         Master REMIC: As described in Section 2.07(b).

         Master REMIC Regular Interests: The Class IA-1 Interest, the Class IA-2 Interest, the Class IA-3 Interest, the Class IA-4 Interest, the Class IA-5 Interest, the Class IA-6 Interest, the Class IA-IO Certificate, the Class IM-1 Interest, the Class IM-2 Interest, the Class IB Interest, the Class IIA-1 Interest, the Class IIA-IO Certificate, the Class IIM-1 Interest, the Class IIM-2 Interest, the Class IIB Interest and the Class C Interest.

         Maximum Mortgage Rate: With respect to each Group II Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

         Minimum Mortgage Rate: With respect to each Group II Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's: Moody's Investors Service, Inc.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: Such of the Group I Mortgage Loans and Group II Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement and as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F, setting forth the following information with respect to each Mortgage Loan:

         (i)    the loan number;

         (ii)   the Appraised Value;

         (iii)  the unpaid principal balance of the Mortgage Loan;

         (iv)   the Initial Mortgage Rate;

         (v)    the maturity date and the months remaining before maturity date;

         (vi)   the original principal balance;

         (vii) the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance with respect to a Subsequent Mortgage Loan;

         (viii) the first payment date of the Mortgage Loan;

         (ix) the Scheduled Payment in effect as of the Cut-off Date or Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan;

         (x)    the Loan-to-Value Ratio at origination;

         (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

         (xii)  a code indicating the property type;

         (xiii) with respect to each Group II Mortgage Loan;

                (a) the frequency of each Adjustment Date;

                (b) the next Adjustment Date;

                (c) the Maximum Mortgage Rate;

                (d) the Minimum Mortgage Rate;

                (e) the Mortgage Rate as of the Cut-off Date or Subsequent
                    Cut-off Date with respect to a Subsequent Mortgage Loan;

                (f) the related Periodic Rate Cap;

                (g) the Gross Margin; and

         (xiv)  location of the related Mortgaged Property;

         (xv) a code indicating whether a prepayment penalty is applicable and, if so, the term of such prepayment penalty; and

         (xvi)  the Credit Score and date obtained.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligor on a Mortgage Note.

         MR Interest: The sole class of "residual interest" in the Master REMIC.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

         NIM Notes: The notes to be insured pursuant to the Indenture.

         NIMs Insurer: Any insurer that is guaranteeing certain payments under notes issued by a trust, the principal assets of which include the Class C Certificates and the Class P Certificates.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-Supported Interest Shortfall: As defined in Section 4.02.

         Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer and the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Servicer on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Servicer as follows:

         (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

         (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of either Loan Group hereunder pursuant to the purchase of the Mortgage Loans pursuant to the last sentence of
Section 9.01 hereof.

         Optional Termination Amounts: With respect to either Loan Group, the Repurchase Price paid by the Servicer in connection with any repurchase of all of the Mortgage Loans in such Loan Group pursuant to Section 9.01.

         Optional Termination Date: With respect to either Loan Group, the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group is less than or equal to 10% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date and (ii) such Loan Group's Original Pre-Funded Amount.

         Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         Original Pre-Funded Amount: The amount deposited by the Depositor in the Pre-Funding Account on the Closing Date, which amount is $199,993,158.84, of which $42,297,033.30 is allocable to Loan Group I and $157,696,125.54 is allocable to Loan Group II.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Servicer or delivered to the Servicer for cancellation; and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Depositor and delivered by the Servicer pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to any Certificate, the interest rate borne by such Certificate.

         Paying Agent: As defined in Section 5.11 hereof.

         Percentage Interest: With respect to:

         (iii) any Class, the percentage interest in the undivided beneficial ownership interest in the related Certificate Group evidenced by such Class which shall be equal to the Class Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes in such Certificate Group; and

         (iv) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class L, Class P or Class R Certificate, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

         Periodic Rate Cap: As to each Group II Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

         Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

         (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Group II Cap Contract and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

         (ii) issuing Certificates and other interests in the assets of the Trust Fund;

         (iii) receiving collections on the Mortgage Loans and the Group II Cap Contract and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

         (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

         (v) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (vi) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

         (vii) commercial or finance company paper, other than commercial or finance company paper issued by Chase or any of its affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

         (viii) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by Chase or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

         (ix) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

         (x) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

         (xi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (xii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than Chase or any of its affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

         (xiii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency; and

         (xiv) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than Chase or any of its affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of any at the Lower Tier REMICs or the Master REMIC as a REMIC under the Code or result in imposition of a tax on the Trust Fund. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless such Person has furnished the transferor, the Servicer and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Stated Principal Balance: As to any Distribution Date, the sum of
(i) the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date and (ii) the Pre-Funded Amount.

         Pre-Funded Amount: As of any date of determination and each Loan Group, the amount on deposit in the Pre-Funding Account (not including any income or gain on such amount) allocated to such Loan Group.

         Pre-Funding Account: The account established and maintained pursuant to
Section 4.06.

         Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates in a Certificate Group.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
3.12 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

         Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the first day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the last day of such month.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         Prospectus Supplement: The Prospectus Supplement dated September 24, 2001 relating to the public offering of the Group I Certificates and the Group II Certificates.

         PUD: A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Seller, pursuant to Section 2.02 or, 2.03 hereof or (y) that the Servicer has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances and (ii) accrued interest thereon at the applicable Net Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

         Rating Agency: S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to (i) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

         Reduced Group Net Rate: In the case of Group I, the Group I Reduced Net Rate and, in the case of Group II, the Group II Reduced Net Rate.

         Reference Banks: Barclays Bank PLC, Chase, Citibank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Servicer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Regular Certificate: Any one of the Group I Certificates or the Group II Certificates.

         Related Master REMIC Regular Interest and Related REMIC 4 Regular
Interest: For each Master REMIC Regular Interest and each REMIC 4 Regular Interest, the Related REMIC 4 Regular Interest and the Related Master REMIC Regular Interest, respectively, is set forth below:

    Master REMIC Regular Interest                REMIC 4 Regular Interest

        Class IA-1 Interest                         Marker Interest IA-1
        Class IA-2 Interest                         Marker Interest IA-2
        Class IA-3 Interest                         Marker Interest IA-3
        Class IA-4 Interest                         Marker Interest IA-4
        Class IA-5 Interest                         Marker Interest IA-5
        Class IA-6 Interest                         Marker Interest IA-6
        Class IA-IO Certificate                     REMIC 4 Group I IO Interest
        Class IM-1 Interest                         Marker Interest IM-1
        Class IM-2 Interest                         Marker Interest IM-2
        Class IB Interest                           Marker Interest IB
        Class IIA-1 Interest                        Marker Interest IIA-1
        Class IIA-IO Certificate                    REMIC 4 Group II IO Interest
        Class IIM-1 Interest                        Marker Interest IIM-1
        Class IIM-2 Interest                        Marker Interest IM-2
        Class IIB Interest                          Marker Interest IIB

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMIC" shall mean any of (or, as the context requires, all of) the Subsidiary REMIC or the Master REMIC created hereunder.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC 1: As described in Section 2.07(b).

         REMIC 1 Group I Regular Interest: The regular interest in REMIC 1 having the characteristics described in Section 2.07(c).

         REMIC 1 Group II Regular Interest: The regular interest in REMIC 1 having the characteristics described in Section 2.07(c).

         REMIC 1 Regular Interests: The REMIC 1 Group I Regular Interest and the REMIC II Regular Interest.

         REMIC 1R Interest: The residual interest in REMIC 1.

         REMIC 2: As described in Section 2.07(b).

         REMIC 2 Group I Regular Interest A: The regular interest in REMIC 2 having the characteristics described in Section 2.07(c).

         REMIC 2 Group I Regular Interest B: The regular interest in REMIC 2 having the characteristics described in Section 2.07(c).

         REMIC 2 Group II Regular Interest A: The regular interest in REMIC 2 having the characteristics described in Section 2.07(c).

         REMIC 2 Group II Regular Interest B: The regular interest in REMIC 2 having the characteristics described in Section 2.07(c).

         REMIC 2 Regular Interests: REMIC 2 Group I Regular Interest A, REMIC 2 Group I Regular Interest B, REMIC 2 Group II Regular Interest A and REMIC 2 Group II Regular Interest B.

         REMIC 2R Interest: The residual interest in REMIC 2.

         REMIC 3: As described in Section 2.07(b).

         REMIC 3 Group I Regular Interest A: The regular interest in REMIC 3 having the characteristics described in Section 2.07(c).

         REMIC 3 Group I Regular Interest B: The regular interest in REMIC 3 having the characteristics described in Section 2.07(c).

         REMIC 3 Group I Regular Interest C: The regular interest in REMIC 3 having the characteristics described in Section 2.07(c).

         REMIC 3 Group II Regular Interest A: The regular interest in REMIC 3 having the characteristics described in Section 2.07(c).

         REMIC 3 Group II Regular Interest B: The regular interest in REMIC 3 having the characteristics described in Section 2.07(c).

         REMIC 3 Group II Regular Interest C: The regular interest in REMIC 3 having the characteristics described in Section 2.07(c).

         REMIC 3 Regular Interests: REMIC 3 Group I Regular Interest A, REMIC 3 Group I Regular Interest B, REMIC 3 Group I Regular Interest C, REMIC 3 Group II Regular Interest A, REMIC 3 Group II Regular Interest B and REMIC 3 Group II Regular Interest C.

         REMIC 3R Interest: The residual interest in REMIC 3.

         REMIC 4: As described in REMIC 4.

         REMIC 4 Group I Accrual Interest: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         REMIC 4 Group II Accrual Interest: A regular interest in REMIC 4 having the characteristics described in Section 2.07(c).

         REMIC 4 Regular Interests: Marker Interest IA-1, Marker Interest IA-2, Marker Interest IA-3, Marker Interest IA-4, Marker Interest IA-5, Marker Interest IA-6, Group I IO Interest, Marker Interest IM-1, Marker Interest IM-2, Marker Interest IB, REMIC 4 Group I Accrual Interest, Marker Interest IIA-1, Group II IO Interest, Marker Interest IIM-1, Marker Interest IIM-2, Marker Interest IIB and REMIC 4 Group II Accrual Interest.

         REMIC 4R Interest: The residual interest in REMIC 4.

         REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Group I Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Group II Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (e) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

         Repurchase Price: As defined in Section 9.01.

         Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit M hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Reserve Interest Rate: With respect to any Interest Determination Date for the Group II Certificates and the Class IA-1 Certificates, the rate per annum that the Servicer determines to be (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Servicer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Servicer can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Servicer are quoting on such Interest Determination Date to leading European banks.

         Responsible Officer: When used with respect to the Trustee or Servicer, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or Servicer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         Sale Agreement: The Mortgage Loan Sale Agreement dated as of September 27, 2001 between the Depositor and the Seller.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Seller: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

         Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

         Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

         Servicer Remittance Date: With respect to any Distribution Date, the day which is two Business Days prior to such Distribution Date.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments,
(ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (iii) the conservation, management, sale and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.5065% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

         SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         Startup Date: As defined in Section 2.07 hereof.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date (or Subsequent Cut-off Date with respect to Subsequent Mortgage Loans), the Cut-off Date Principal Balance thereof (or Subsequent Cut-off Date Principal Balance thereof with respect to Subsequent Mortgage Loans), and (ii) as of any Distribution Date, such Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on each Servicer Advance Date prior to such Distribution Date and (b) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

         Subsequent Cut-off Date Principal Balance: As to any Subsequent Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Subsequent Cut-off Date after application of all payments of principal due on or prior to the Subsequent Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Subsequent Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Subsequent Cut-off Date.

         Subsequent Cut-off Date: With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the first day of the month in which the related Subsequent Transfer Date occurs.

         Subsequent Mortgage Loan: A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.10, such Mortgage Loan and its related Loan Group being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument, all of which shall be "qualified mortgages" within the meaning of Section 860G(a)(3)(A) of the Code.

         Subsequent Mortgage Loan Purchase Agreement: The agreement between the Depositor and the Mortgage Loan Seller regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

         Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

         Subsequent Transfer Instrument: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form of Exhibit N, by which Subsequent Mortgage Loans are sold to the Trust Fund.

         Subservicing Agreement: As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(c), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)-1T.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Trust Fund: The corpus of the trust (the "Chase Funding Trust, Series 2001-3") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance (or Subsequent Cut-off Date Principal Balance, as applicable) thereof, exclusive of interest not required to be deposited in the Collection Account pursuant to
Section 3.05(b)(ii); (ii) the Collection Account, the Distribution Account, the Capitalized Interest Account and the Pre-Funding Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee: Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Group I Certificates and Group II Certificates, and 2.5% to the Class C, Class L and Class P Certificates and 2.5% to the Class R Certificates, with the allocation among the Group I Certificates and Group II Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Initial Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Initial Mortgage Loans on or before the Cut-off Date).

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Initial Mortgage Loan so assigned and the Depositor shall, in accordance with Section 2.10, deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Subsequent Mortgage
Loan:

                  (A) (I) The Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (II) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement), in either case endorsed, "Pay to the order of Citibank, N.A., as trustee, without recourse."

                  (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (C) The original Assignment of Mortgage to "Citibank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (D) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

                  (E) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording, thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (F) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with a certificate of Seller certifying that the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (G) If the Mortgaged Note or Mortgage or any other material document or instrument relating to the Mortgaged Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         If in connection with any Mortgage Loan the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.

         With respect to any Mortgage Loans as to which the related Mortgaged Property is located in the State of Florida, the Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. With respect to any Mortgage Loans as to which the related Mortgaged Property is located outside the State of Florida, the Servicer shall not be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. While each Assignment of Mortgage to be recorded is being recorded, the Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage is returned unrecorded to the Servicer because of any defect therein, the Servicer shall cause such defect to be cured and such document to be recorded in accordance with this paragraph. The

Depositor shall deliver or cause to be delivered each original recorded Assignment of Mortgage and intermediate assignment to the Trustee within 270 days of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording office for recordation, but has not been returned solely because of a delay caused by such recording office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans).

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders all of its right, title and interest in those representations and warranties of the Seller contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

         The Seller further agrees to assign all of its right, title and interest in and to the interest rate cap transaction evidenced by the Group II Cap Contract to, and to cause all of its obligations in respect of such transaction to be assumed by, the Trustee on behalf of the Trust Fund, on the terms and conditions set forth in the assignment agreement between the Seller and the Trustee dated as of September 27, 2001 (a form of which is attached hereto as Exhibit Q).

         SECTION 2.02. Acceptance by Trustee of the Mortgage Loans

         Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans).

         The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans) to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit F that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Servicer, the Seller, the Depositor and the NIMs Insurer. In addition, the Trustee shall also notify the Servicer, the Seller, the Depositor and the NIMs Insurer, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored,
(iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans); provided, however, that if the Depositor cannot deliver the original Mortgage with evidence of recording thereon because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording officer for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this
Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Servicer.

         Within 280 days of the Closing Date (or Subsequent Transfer Date, with respect to Subsequent Mortgage Loans), the Trustee shall deliver to the Depositor, the Servicer and the NIMs Insurer the Trustee's Certificate, substantially in the form of Exhibit H attached hereto, setting forth the status of the Mortgage Files as of such date.

         SECTION 2.03. Representations, Warranties and Covenants of the
Depositor.

         (a) The Depositor hereby represents and warrants to the Servicer and the Trustee as follows, as of the date hereof:

              (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

              (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

              (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

              (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

              (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

              (vi) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that on the Closing Date it has entered into the Sale Agreement with the Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in such Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Certificateholders, and as to which the Depositor has assigned to the Trustee for the benefit of the Certificateholders, pursuant to Section 2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.

              (1) The Seller is an approved seller of conventional mortgage loans for FNMA or FHLMC and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

              (2) The information set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Closing Date.

              (3) The Seller will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all accounting and tax purposes.

              (4) No Initial Mortgage Loan is more than 59 days Delinquent in payment of principal and interest, and no more than 1.5% of the Mortgage Loans are 30-59 days Delinquent in the payment of principal and interest.

              (5) Of the Initial Mortgage Loans, no Group I Mortgage Loan had a
                  Loan-to-Value Ratio at origination in excess of 95.00% and no Group II Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00%.

              (6) Each Mortgage is a valid and enforceable first lien on the
                  Mortgaged Property subject only to (a) the lien of non-delinquent real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally, specifically referred to in the lender's title insurance policy referred to in (14) below or referred to or otherwise considered in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

              (7) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

              (8) There is no delinquent tax or assessment lien against any Mortgaged Property.

              (9) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

              (10) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (14) below.

              (11) As of the Closing Date, to the best of the Seller's
                   knowledge, each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

              (12) Each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws and laws governing prepayment penalties, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

              (13) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage Loan in any material respect including as to prepayment penalties (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee and is reflected in the Mortgage Loan Schedule); satisfied, canceled or subordinated such Mortgage Loan in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage Loan; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

              (14) A lender's policy of title insurance together with a
                   condominium endorsement and extended coverage endorsement, if applicable (subject to exceptions acceptable in the industry, including exceptions with respect to surveys and endorsements), in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures the Seller and successor owners of indebtedness secured by the related insured Mortgage, as to the first priority lien, of the related Mortgage subject to the exceptions set forth in paragraph (6) above; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

              (15) To the best of the Seller's knowledge, as of the date of origination all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

              (16) To the best of the Seller's knowledge, as of the date of origination no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, as of the date of origination all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

              (17) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable (including as to any prepayment penalty) in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

              (18) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

              (19) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

              (20) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

              (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

              (22) The origination and underwriting practices used by the Seller with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage lending business.

              (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

              (24) Each Mortgage Loan contains a customary "due on sale" clause.

              (25) At the Cut-off Date, the improvements upon each Mortgaged
                   Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (26) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

              (26) If the Mortgaged Property is in an area identified in the
                   Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or
                   (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

              (27) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

              (28) There is no material monetary default existing under any
                   Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

              (29) Each Mortgaged Property is of a type described in the
                   Prospectus Supplement.

              (30) Each Mortgage Loan is being serviced by the Servicer.

              (31) With respect to any escrow advances associated with
                   delinquent property taxes and force placed hazard insurance made prior to the Cut-Off Date, an amount necessary to amortize such amounts has been added to the monthly payment due each month on the related Mortgage Note.

              (32) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to FNMA and FHLMC.

              (33) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

              (34) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this
                   Section 2.03(a)(vi) can be made.

              (35) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

              (36) None of the Mortgage Loans are second mortgage loans.

              (37) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

         (b) [Reserved].

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and to the Seller. Pursuant to the Sale Agreement, the Seller shall within 90 days of the earlier of the discovery by or receipt of written notice by the Seller from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and shall not be effected unless it is within two years of the Startup Date. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, unless it cures such breach in a timely fashion pursuant to this Section 2.03, the Seller shall promptly notify the Servicer whether the Seller intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Seller, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller on such Distribution Date. For the month of substitution, Certificateholders are entitled to the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trustee shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(a) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate prepayment penalties with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate prepayment penalties of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be deposited into the Collection Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to
Section 3.08 on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Depositor respecting such breach available to Certificateholders, the Depositor or the Trustee.

         (d) The representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         SECTION 2.04. Representations and Warranties of the Servicer.

         The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

              (i) The Servicer is a duly organized corporation and is validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

              (ii) The Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

              (iv) The Servicer is an approved servicer of conventional mortgage loans for FNMA or FHLMC.

              (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

              (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

         SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

         Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Depositor, at the Depositor's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         SECTION 2.06. Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         SECTION 2.07. REMIC Elections.

         (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Master REMIC as a REMIC. This Agreement shall be construed to carry out the intention of the parties that REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Master REMIC each be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "Startup Date" for purposes of the REMIC provisions will be the Closing Date. Each REMIC's fiscal year will be the calendar year.

         (b) REMIC 1 will consist of all of the assets of the Trust Fund other than (i) proceeds of prepayment penalties and late payment charges on the Mortgage Loans, (ii) assets held by REMIC 2, REMIC 3, REMIC 4 or the Master REMIC, (iii) any rights to payments made under the Group II Cap Contract, (iv) the interests in the grantor trusts described in Section 2.07(g), (i) and (j), and (v) the Capitalized Interest Account and, prior to the Distribution Date in the month immediately following the end of the Funding Period or any earlier Subsequent Transfer Date on which the entire balance of the Pre-Funding Account is applied to purchase Subsequent Mortgage Loans, the Pre-Funding Account. REMIC 1 will be evidenced by the REMIC 1 Regular Interests (which will be uncertificated and will evidence the "regular interests" in REMIC 1 and the REMIC 1R Interest as the single "residual interest" in REMIC 1. The Trustee will hold the REMIC 1 Regular Interests. REMIC 2 will consist of the REMIC 1 Regular Interests. REMIC 2 will be evidenced by the REMIC 2 Regular Interests (which will be uncertificated and will evidence the "regular interests" in REMIC 2) and the REMIC 2R Interest as the single "residual interest" in REMIC 2. The Trustee will hold the REMIC 2 Regular Interests. REMIC 3 will consist of the REMIC 2 Regular Interests. REMIC 3 will be evidenced by the REMIC 2 Regular Interests (which will be uncertificated and will evidence the "regular interests" in REMIC
3) and the REMIC 3R Interest as the single "residual interest" in REMIC 3. The Trustee will hold the REMIC 3 Regular Interests. REMIC 4 will consist of the REMIC 3 Regular Interests. REMIC 4 will be evidenced by the REMIC 3 Regular Interests (which will be uncertificated and evidence the "regular interests" in REMIC 4) and the REMIC 4R Interest as the single "residual interest" in REMIC 4. The Trustee will hold the REMIC 4 Regular Interests. The Master REMIC will consist of the REMIC 4 Regular Interests. The Master REMIC will be evidence by the Master REMIC Regular Interests (which, other than the Class IA-IO Certificate and the Class IIA-IO Certificate, will be uncertificated and evidence the "regular interests" in the Master REMIC) and the MR Interest as the single "residual interest" in the Master REMIC. The Master REMIC Regular Interests, other than the Class IA-IO Certificate and the Class IIA-IO Certificate, will be held by the Trustee as described herein. The Class R Certificates initially will represent beneficial ownership of the REMIC 1R Interest, the REMIC 2R Interest, the REMIC 3R Interest, the REMIC 4R Interest and the MR Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

         (c) REMIC 1 shall issue two interests, the REMIC 1 Group I Regular Interest and the REMIC 1 Group II Regular Interest, that shall be designated as regular interests of such REMIC and shall issue the REMIC 1R Interest that shall be designated as the sole class of residual interest in REMIC 1. The REMIC 1 Group I Regular Interest shall have an initial principle balance equal to the sum of (i) the principal balance of the Group I Mortgage Loans as of the Cut-off Date and (ii) the Group I Original Pre-Funded Amount, an interest rate that is fixed for the first period and is equal to the Group I Net Rate for subsequent periods and pay on each Distribution Date. The fixed rate for the initial period shall equal the Group I Net Rate for such period multiplied by a fraction, the numerator of which is the initial aggregate Stated Principal Balance of the Group I Mortgage Loans and the denominator of which is the sum of (i) the initial aggregate Stated Principal Balance of the Group I Mortgage Loans and
(ii) the portion of the Original Pre-Funded Amount allocated to Loan Group I. All Realized Losses from the Group I Mortgage Loans shall be allocated to the REMIC 1 Group I Regular Interest and all payments of principal and interest (net of expenses and fees) received from the Group I Mortgage Loans shall be paid to the REMIC 1 Group I Regular Interest in payment of accrued interest and principal until the principal balance of such interest is reduced to zero and any losses allocated to such interest have been reimbursed. Any excess funds attributable to the Group I Mortgage Loans shall first be applied to reimburse prior losses on the Group II Mortgage Loans and then distributed to the REMIC 1R Interest. The REMIC 1 Group II Regular Interest shall have an initial principle balance equal to the sum of (i) the principal balance of the Group II Mortgage

Loans as of the Cut-off Date and (ii) the Group II Original Pre-Funded Amount, an interest rate that is fixed for the first period and is equal to the Group II Net Rate for subsequent periods and pay on each Distribution Date. The fixed rate for the initial period shall equal the Group II Net Rate for such period multiplied by a fraction, the numerator of which is the initial aggregate Stated Principal Balance of the Group II Mortgage Loans and the denominator of which is the sum of (i) the initial aggregate Stated Principal Balance of-the Group II Mortgage Loans and (ii) the portion of the Original Pre-Funded Amount allocated to Loan Group II. All Realized Losses from the Group II Mortgage Loans shall be allocated to the REMIC 1 Group II Regular Interest and all payments of principal and interest (net of expenses and fees) received from the Group II Mortgage Loans shall be paid to the REMIC 1 Group II Regular Interest in payment of accrued interest and principal until the principal balance of such interest is reduced to zero and any losses allocated to such interest have been reimbursed. Any excess funds attributable to the Group II Mortgage Loans shall first be applied to reimburse prior losses on the Group I Mortgage Loans and then distributed to the REMIC 1R Interest.

         REMIC 2 shall issue the following four interests that shall be designated as regular interests of such REMIC: REMIC 2 Group I Regular Interest A, REMIC 2 Group I Regular Interest B, REMIC 2 Group II Regular Interest A and REMIC 2 Group II Regular Interest B. REMIC 2 Group I Regular Interest A shall have an initial principal balance equal to $80,000,000 and shall bear interest at a rate equal to the rate on the REMIC I Group I Regular Interest for the first period and at the Group I Net Rate for subsequent periods. REMIC 2 Group I Regular Interest B shall have an initial principal amount equal to the excess of
(i) the initial principal amount of the REMIC I Group I Regular Interest over
(ii) $80,000,000 and shall bear interest at a rate equal to the rate on the REMIC 1 Group I Regular Interest for the first period and at the Group I Net Rate for subsequent periods. Principal payments on the REMIC 1 Group I Regular Interest and Realized Losses allocated to the REMIC I Group I Regular Interest shall first be applied to the REMIC 2 Group I Regular Interest B until its principal amount has been reduced to zero before being applied to REMIC 2 Group I Regular Interest A. REMIC 2 Group II Regular Interest A shall have an initial principal balance equal to $270,000,000 and shall bear interest at a rate equal to the rate on the REMIC 1 Group II Regular Interest for the first period and at the Group II Net Rate for subsequent periods. REMIC 2 Group II Regular Interest B shall have an initial principal amount equal to the excess of (i) the initial principal amount of the REMIC I Group II Regular Interest over (ii) $270,000,000 and shall bear interest at a rate equal to the rate on the REMIC I Group II Regular Interest for the first period and at the Group II Net Rate for subsequent periods. Principal payments on the REMIC 1 Group II Regular Interest and Realized Losses allocated to the REMIC II Group I Regular Interest shall first be applied to the REMIC 2 Group II Regular Interest B until its principal amount has been reduced to zero before being applied to REMIC 2 Group II Regular Interest A.

         REMIC 3 shall issue the following six interests that shall be designated as regular interests of such REMIC: REMIC 3 Group I Regular Interest A, REMIC 3 Group I Regular Interest B, REMIC 3 Group I Regular Interest C, REMIC 3 Group II Regular Interest A, REMIC 3 Group II Regular Interest B and REMIC 3 Group II Regular Interest C. REMIC 3 Group I Regular Interest A will have a notional principal amount equal to the principal amount of the REMIC 2 Group I Regular Interest A and will bear interest on such notional amount at a rate equal to the Group I IO Rate. REMIC 3 Group I Regular Interest B will have a principal amount equal to the principal amount of REMIC 2 Group I Regular Interest A and will bear interest on such amount at a rate equal to the excess of (i) for the first period, the rate on the REMIC 1 Group I Regular Interest and, for subsequent periods, the Group I Net Rate over (ii) the Group I IO Rate. REMIC 3 Group I Regular Interest A will represent a "specified portion" of the interest on REMIC 2 Group I Regular Interest A for purposes of Treasury Regulations Section 1.860G-1(a)(2). REMIC 3 Group I Regular Interest C will have a principal amount equal to the principal amount of REMIC 2 Group I Regular Interest B and will bear interest at a rate equal to the rate on the REMIC 1 Group I Regular Interest for the first period and at the Group I Net Rate for subsequent periods. Principal payments on and Realized Losses allocated to the REMIC 2 Group I Regular Interest A will be allocated to REMIC 3 Group I Regular Interest B and principal payments on and Realized Losses allocated to REMIC 2 Group I Regular Interest B shall be allocated to REMIC 3 Group I Regular Interest C. REMIC 3 Group II Regular Interest A will have a notional principal amount equal to the principal amount of the REMIC 2 Group II Regular Interest A and will bear interest on such notional amount at a rate equal to the Group II IO Rate. REMIC 3 Group II Regular Interest B will have a principal amount equal to the principal amount of REMIC 2 Group II Regular Interest A and will bear interest on such amount at a rate equal to the excess (i) for the first period, the rate on the REMIC I Group II Regular Interest and, for subsequent periods, of the Group II Net Rate over (ii) the Group II IO Rate. REMIC 3 Group II Regular Interest A will represent a "specified portion" of the interest on REMIC 2 Group II Regular Interest A for purposes of Treasury Regulations Section 1.860G-1(a)(2). REMIC 3 Group II Regular Interest C will have a principal amount equal to the principal amount of REMIC 2 Group II Regular Interest B and will bear interest at a rate equal to the rate on the REMIC I Group II Regular Interest for the first period and at the Group II Net Rate for subsequent periods. Principal payments on and Realized Losses allocated to the REMIC 2 Group II Regular Interest A will be allocated to REMIC 3 Group II Regular Interest B and principal payments on and Realized Losses allocated to REMIC 2 Group II Regular Interest B shall be allocated to REMIC 3 Group II Regular Interest C.

         REMIC 4 will issue seventeen classes of regular interests: Marker Interest IA-1, Marker Interest IA-2, Marker Interest IA-3, Marker Interest IA-4, Marker Interest IA-5, Marker Interest IA-6, Group I IO Interest, Marker Interest IM-1, Marker Interest IM-2, Marker Interest IB, REMIC 4 Group I Accrual Interest, Marker Interest IIA-1, Group II IO Interest, Marker Interest IIM-1, Marker Interest IIM-2, Marker Interest IIB and REMIC 4 Group II Accrual Interest. REMIC 4 will also issue the REMIC 4R Interest, which shall be the sole residual interest in REMIC 4. Each of the Marker Interests will have an initial principal balance equal to .001% of the initial principal balance of the Related Master REMIC Regular Interest. Each of the Marker Interests will bear interest at the same rate as its Related Master REMIC Regular Interest. The Group I IO Interest will bear interest at the Group I IO Rate on a notional amount equal to the notional amount of REMIC 3 Group I Regular Interest A. The Group II IO Interest will bear interest at the Group II IO Rate on a notional amount equal to the notional amount of REMIC 3 Group II Regular Interest A. The Group I IO Interest will represent a "specified portion" of the interest on REMIC 3 Group I Regular Interest A for purposes of Treasury Regulations Section 1.860G-1(a)(2) and the Group II IO Interest will represent a "specified portion" of the Interest on REMIC 3 Group II Regular Interest A for purposes of Treasury Regulations Section 1.860G-1(a)(2). The REMIC 4 Group I Accrual Interest will have an initial principal balance equal to the excess of (i) the sum of (x) the initial principal balance of the Group I Mortgage Loans and (y) the portion of the Pre-Funding Account allocated to Group I over (ii) the initial aggregate balance of the Group I Marker Interests. The REMIC 4 Group I Accrual Interest will bear interest at the weighted average of the rates on REMIC 3 Group I Regular Interest B and REMIC 3 Group I Regular Interest C. The REMIC 4 Group II Accrual Interest will have an initial principal balance equal to the excess of
(i) the sum of (x) the initial principal balance of the Group II Mortgage Loans and (y) the portion of the Pre-Funding Account allocated to Group II over (ii) the initial aggregate balance of the Group II Marker Interests. The REMIC 4 Group II Accrual Interest will bear interest at the weighted average of the rates on REMIC 3 Group II Regular Interest B and REMIC 3 Group II Regular Interest C. On each Distribution Date (i) an amount equal to .001% of the amounts distributed as principal on the Corresponding Master REMIC Regular Interests and .001% of the amounts distributed in respect of unreimbursed amounts of realized losses shall be allocated as a payment of principal on the Marker Interests and (ii) amounts shall be allocated as payments in respect of principal on the REMIC 4 Group I Accrual Interest and the REMIC 4 Group II Accrual Interest such that (x) the aggregate principal amount of the REMIC 4 Group I Accrual Interest and the Group I Marker Interests equals the sum of (I) the principal balance of the Group I Mortgage Loans and (II) the portion of the Pre-Funding Account allocated to Group I and (y) the aggregate principal amount of the REMIC 4 Group II Accrual Interest and the Group II Marker Interests equals the sum of (I) the principal balance of the Group II Mortgage Loans and
(II) the portion of the Pre-Funding Account allocated to Group II. The principal amount of each marker Interest will be reduced by .001% of the Applied Realized Loss Amount allocated to the Corresponding Master REMIC Regular Interest. The principal amount of the REMIC 4 Group I Accrual Interest shall be reduced by 99.999% of Applied Realized Loss Amounts allocated to the Group I Master REMIC Regular Interests other than the Class C Interest and shall be reduced by 100% of (i) the amount of any Applied Realized Loss Amount for the Group I Mortgages applied to the Class C Certificate and (ii) any principal payment on the Class C Certificate reflecting decreases in the Group I Overcollateralization Amount. The principal amount of the REMIC 4 Group II Accrual Interest shall be reduced by 99.999% of Applied Realized Loss Amounts allocated to the Group II Master REMIC Regular Interests other than the Class C Interest and shall be reduced by 100% of (i) the amount of any Applied Realized Loss Amount for the Group II Mortgages applied to the Class C Certificate and (ii) any principal payment on the Class C Certificate reflecting decreases in the Group II Overcollateralization Amount. Where principal amounts on the Group I Mortgage Loans are used to make payments on the Group II Certificates, the principal amount of the REMIC 4 Group I Accrued Interest will be reduced by 100% of the amount so used. Where principal amounts on the Group II Mortgage Loans are used to make payments on the Group I Certificates, the principal amount of the REMIC 4 Group II Accrued Interest will be reduced by 100% of the amount so used. Where interest or principal payments on the Group I Mortgage Loans are used to make principal payments of the Group II Certificates, interest on the REMIC 4 Group II Accrual Interest in an amount equal to 100% of the interest payments so used will be accrued and added to the principal amount of the REMIC 4 Group II Accrual Interest. Where interest or principal payments on the Group II Mortgage Loans are used to make principal payments of the Group I Certificates, interest on the REMIC 4 Group I Accrual Interest in an amount equal to 100% of the interest payments so used will be accrued and added to the principal amount of the REMIC 4 Group I Accrual Interest. For purposes of this paragraph, the Class C Certificate will be treated as a Group I Certificate to the extent of the portion of the Class C Certificate representing a specified portion of the interest payable on the REMIC 4 Group I Accrual Interest and will be treated as a Group II Certificate to the extent of the portion of the Class C Certificate representing a specified portion of the interest payable on the REMIC 4 Group II Accrual Interest.

         The Master REMIC will sixteen classes of regular interests: the Class IA-1 Interest, the Class IA-2 Interest, the Class IA-3 Interest, the Class IA-4 Interest, the Class IA-5 Interest, the Class IA-6 Interest, the Class IA-IO Certificate, the Class IM-1 Interest, the Class IM-2 Interest, the Class IB Interest, the Class IIA-1 Interest, the Class IIA-IO Certificate, the Class II-M1 Interest, the Class IIM-2 Interest, the Class IIB Interest and the Class C Interest. The Master REMIC will also issue the MR Interest as the sole class of residual interest in the Master REMIC. Each of the Class IA-1 Interest, the Class IA-2 Interest, the Class IA-3 Interest, the Class IA-4 Interest, the Class IA-5 Interest, the Class IA-6 Interest, the Class IM-1 Interest, the Class IM-2 Interest and the Class IB Interest will have a principal amount equal to the principal amount of the Corresponding Certificate and will bear interest at the lesser of (i) the Pass-Through Rate on the Corresponding Certificate and (ii) the Group I Reduced Net Rate. Each of the Class IIA-1 Interest, the Class IIM-1 Interest, the Class IIM-2 Interest and the Class IIB Interest will have a principal amount equal to the principal amount of its Corresponding Certificate and will bear interest at the lesser of (i) the Pass-Through Rate on the Corresponding Certificate or (ii) the Group II Reduced Net Rate. For purposes of Treasury Regulations Section 1.860G-1(a)(2), the Class C Interest will represent
(i) a specified portion of the interest on the REMIC 4 Group I Accrual Interest and (ii) a specified portion of the interest on the REMIC 4 Group II Accrual Interest. The Class IA-IO Certificate will represent a "specified portion" of the interest on the Group I IO Interest for purposes of Treasury Regulations
Section 1.860G-1(a)(2). The Class IIA-IO Certificate will represent a "specified portion" of the interest on the Group II IO Interest for purposes of Treasury Regulations Section 1.860G-1(a)(2).

         (d) The "tax matters person" with respect to each REMIC for purposes of the REMIC provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Servicer as its agent and attorney-in- fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC provisions.

         (e) It is intended that the rights of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates to receive payments in respect of Interest Carryover Amounts from payments on the Group II Cap Contract shall be treated as a right in interest rate cap contracts written by the Seller in favor of the holders of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Master REMIC held by the holders of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates. This provision is intended to satisfy the requirement of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates receive payments in respect of Interest Carryover Amounts from payments on the Group II Cap Contract, such amounts will be treated as having been received by the Seller and then paid to the holders of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates or Class IIB Certificates pursuant to the related interest rate cap agreement.

         (f) It is intended that the rights of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates to receive payments in respect of Interest Carryover Amounts other than from payments on the Group II Cap Contract shall be treated as a right in interest rate cap contracts written by the holders of the Class C Certificates in favor of the holders of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Master REMIC held by the holders of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates. This provision is intended to satisfy the requirement of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates, Class IIB Certificates receive payments in respect of Interest Carryover Amounts other than from payments on the Group II Cap Contract, such amounts will be treated as having been received by the holders of the Class C Certificates pro rata and then paid to the holders of the Class IIA-1 Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates pursuant to the related interest rate cap agreement.

         (g) The parties intend that the portion of the Trust Fund consisting of the right to receive proceeds from prepayment penalties and late payment charges collected on the Mortgage Loans shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates and the holders of the Class L Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other form as may be applicable.

         (h) Each holder of a Certificate representing a Master REMIC Regular Interest, other than the Class IA-IO Certificates and the Class IIA-IO Certificates will be treated as (i) having written a series of interest rate cap agreements in favor of the Related Group Certificates, other than the Class IA-IO Certificate and the Class IIA-IO Certificate, having priority over such Certificate with respect to payments of interest and (ii) having the right to receive payments under a series of interest rate cap agreements written in favor of such holder by the holders of the Related Group Certificates that are subordinate to such Certificate with respect to payments of interest. In determining the accruals and payments in connection with such interest rate cap agreements, the following principles shall be applied to the Certificates related to each Group (after application of the provisions of Section 2.07(e) and (f) hereof), commencing with the Class A Certificates, then the Class M-1 Certificates, then the Class M-2 Certificates, then the Class B Certificates and finally the Class C Certificates.

              (i) A Certificate's aggregate accruals of rights to receive payments under interest rate cap agreements for a given period will equal any increase during such period of the excess of (i) the aggregate of the amounts that the Certificate has received or accrued from the Trust Fund as a payment of Current Interest or Interest Carryforwards (but not including Interest Carryover Amounts) and amounts which the holder of such Certificate has been deemed to pay in respect of interest rate cap agreements under this Section 2.07 over
         (ii) the sum of (x) what the Certificate would have received or accrued in respect of Current Interest and Interest Carryforwards if each of the Class A Certificates, Class M Certificates and Class B Certificates had been subject to a cap equal to the Reduced Group Net Rate for the Related Group and (y) amounts which the holder of such Certificate has been deemed to receive in respect of interest rate cap agreements under this Section 2.07.

              (ii) The accruals described in clause (h)(i) shall be treated as arising under interest rate cap agreements written by the holders of the most subordinated Related Group Certificate as to which there is an excess of (i) amounts received or accrued in respect of Current Interest and Interest Carryforwards over (ii) the sum of amounts actually received in respect of Current Interest and Interest Carryforwards and amounts previously taken into account in determining accrual obligations under interest rate cap agreements under this clause (h)(ii) to the extent of the lesser of (x) such excess or (y) the accruals described in clause (h)(i). Where clause (y) applies, this clause (h)(ii) is again applied in order to determine which holders of Certificates shall be treated as having written the interest rate cap agreements in respect of which the remaining accruals under (h)(i) arose.

              (iii) Payments to a Certificate in respect of Current Interest or Interest Carryforwards (including, in the case of the Class C Certificate, payments of the Class C Certificate Principal Balance to the extent that Current Interest has previously been added to the Class C Certificate Principal Balance) will first be treated as payments in respect of the Corresponding Master REMIC Regular Interest until the sum of (i) the payments so received and the interest rate cap agreement payments deemed made by such Certificate under this Section 2.07(h) equal the amount that the holder of such Certificate would have received or accrued in respect of Current Interest and Interest Carryforwards if each of the Class A Certificates, the Class M Certificates and the Class B Certificates had been subject to a cap equal to the Reduced Group Net Rate for the Related Group. Any excess payments to a Certificate in respect of Current Interest or Interest Carryforwards (including, in the case of the Class C Certificate, payments of the Class C Certificate Principal Balance to the extent that Current Interest has previously been added to the Class C Certificate Principal Balance) shall be treated as payments from the holder of the most senior Certificate that is treated under this
         Section 2.07(h) as having an unpaid accrual to such class of Certificates to the extent of the lesser of (x) such remaining excess payment or (y) such unpaid accrual. Where clause (y) applies, the preceding sentence is again applied in order to determine the source of the remaining excess payments.

              (iv) Where Certificates are pari passu with respect to the payment of interest, their rights to receive, and their deemed receipt, of payments under interest rate cap agreements will be determined on a pro rata basis.

              (v) The portion of the Class C Interest that is a specified portion of the interest with respect to the REMIC 4 Group I Accrual Interest (along with the related obligations to make interest rate cap agreement payments under this Section 2.07(h)) will be treated as a Related Group Certificate with respect to Group I and the portion of the Class C Interest that is a specified portion of the interest with respect to the REMIC 4 Group II Accrual Interest (along with the related obligations to make interest rate cap agreement payments under this Section 2.07(h)) will be treated as a Related Group Certificate with respect to Group II.

         (i) The parties intend that the portions of the Trust Fund consisting of each of the uncertificated Master REMIC Regular Interests, together with the related obligations described in Section 2.07(f) and (h) to make payments in respect of interest rate cap agreements and the related rights described in Sections 2.07(e), (f) and (h) to receive payments in respect of interest rate cap agreements, will be treated as separate "grantor trusts" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Certificates (other than to the holders of the Class IA-IO Certificates, Class IIA-IO Certificates, Class P Certificates, Class L Certificates and Class R Certificates) information regarding their allocable share of the income and deductions with respect to such grantor trusts and (ii) file or cause to be filed with the Internal Revenue Service Forms 1041 (together with any necessary attachments) or such other forms as may be applicable.

         (j) It is intended that the portion of the Trust Fund consisting of the Seller's right to amounts in the Interest Rate Cap Agreement Account and the Seller's obligations to make payments in respect of Interest Carryover Amounts as described in Section 2.07(e) shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the Seller information regarding its allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other form as may be applicable.

         (k) Calculations required under this Section 2.07 shall, to the extent necessary, be carried out to the eighth decimal place.

         SECTION 2.08. Covenants of the Servicer.

         The Servicer hereby covenants to each of the other parties to this Agreement as follows:

         (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor or the Trustee, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will be inaccurate in any material respect.

         SECTION 2.09. [RESERVED].

         SECTION 2.10. Conveyance of the Subsequent Mortgage Loans.

         (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the remittance on each Subsequent Transfer Date to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, which constitute the purchase price for the related Subsequent Mortgage Loans, as described in the next paragraph, the Depositor shall on such Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, including all interest and principal received on or with respect to the Subsequent Mortgage Loans so assigned and the Depositor shall deliver to, and deposit with, the Trustee all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or to the Custodian (as the duly appointed agent of the Trustee) on or before the related Subsequent Transfer Date.

         The purchase price paid by the Trustee for the Subsequent Mortgage Loans on each Subsequent Transfer Date shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). On each Subsequent Transfer Date, the aggregate purchase price for all Subsequent Mortgage Loans purchased on such date shall be withdrawn by the Paying Agent from the Pre-Funding Account and paid to the Depositor. Thereafter, the portion of the Pre-Funding Amount allocable to either Loan Group will equal the Original Pre-Funded Amount allocable to such Loan Group reduced by the purchase price paid for fixed rate Subsequent Mortgage Loans (with respect to the Pre-Funding Amount allocated to Group I) or the purchase price paid for adjustable rate Subsequent Mortgage Loans (with respect to the Pre-Funding Amount allocated to Group II). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Paying Agent shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

              (i) the Depositor shall have provided the Trustee, the Paying Agent and the Servicer with a timely Addition Notice;

              (ii) the Depositor shall have delivered to the Trustee (with a copy to the Paying Agent) a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Depositor shall have delivered a computer file containing such Mortgage Loan Schedule to the Paying Agent, the Trustee and the Servicer at least three Business Days prior to the related Subsequent Transfer Date;

              (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit N, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

              (iv) the Funding Period shall not have terminated;

              (v) the Depositor shall have delivered to the Trustee (with a copy to the Paying Agent) a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.10 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans;

              (vi) the Depositor shall have delivered to the Trustee a letter (with copies provided to each Rating Agency), which the Trustee may rely on, including for purposes of paragraph (c) and (d) stating that the characteristics of the Subsequent Mortgage Loans substantially conform to the characteristics set forth in paragraphs (c) and (d) below and that such Subsequent Mortgage Loans were not selected in a manner that the Depositor believes to be adverse to Certificateholders;

              (vii) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans; and

              (viii) the Trustee shall have delivered to the Depositor an Opinion of Counsel addressed to the Depositor and the Rating Agencies with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

         (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to not more than 1.5% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Subsequent Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months;
(iii) the Subsequent Mortgage Loan may not provide for negative amortization;
(iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.0%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before December 1, 2001; and (vii) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "Chase Manhattan Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

         (d) Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) will, as of the Subsequent Cut-off Date not be materially inconsistent with the Initial Mortgage Loans.

         Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates.

         SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities.

         SECTION 2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 thereof.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01. Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the Lower-Tier REMICs or the Master REMIC to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

         In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

         SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

         (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

         (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

         SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

         Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

         SECTION 3.04. Trustee to Act as Servicer.

         In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section 6.02 hereof. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

         The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

         (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan (provided that the Servicer shall not waive any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan without the prior written consent of the Holders of the Class P Certificate or, after the issuance of notes pursuant to an Indenture, the written consent of the NIMs Insurer (which consent shall be automatically deemed to have been given in the case of certain waivers specified by the NIMs Insurer and the Servicer at the time such Indenture is executed); provided, further, that if the Holder of the Class P Certificate does not respond within 3 Business Days after notice from the Servicer, the Holder of the Class P Certificate shall be deemed to have consented to any action taken by the Servicer with respect to such prepayment charges or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days; provided, however, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date (in the case of the Initial Mortgage Loans) or the Subsequent Cut-Off Date (in the case of the Subsequent Mortgage Loans). In the event of any such arrangement, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) The Servicer shall establish and initially maintain, on behalf of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Initial Mortgage Loans, or Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (to the extent not applied in computing the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, thereof):

              (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date (in the case of the Initial Mortgage Loans) or the Subsequent Cut-off Date (in the case of the Subsequent Mortgage Loans);

              (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date (in the case of the Initial Mortgage Loans) or the Subsequent Cut-off Date (in the case of the Subsequent Mortgage Loans);

              (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

              (iv) all Compensating Interest;

              (v) any amount required to be deposited by the Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

              (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

              (vii) the Purchase Price and any Substitution Adjustment Amount;

              (viii) all Advances made by the Servicer pursuant to Section 4.01;

              (ix) all prepayment penalties and late payment charges; and

              (x) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee, or such other institution maintaining the Collection Account, that describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

         The Servicer shall give notice to the NIMs Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof.

         (c) [RESERVED].

         (d) The Servicer shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Servicer shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

              (i) the aggregate amount withdrawn by the Servicer pursuant to the second paragraph of Section 3.08(b);

              (ii) any amount required to be deposited by the Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

              (iii) the aggregate amount withdrawn by the Servicer pursuant to
         Section 4.07; and

              (iv) the Repurchase Price paid by the Servicer pursuant to Section 9.01.

         The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Distribution Account shall be exclusive. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer. The Servicer shall give notice to the NIMs Insurer of the location of the Distribution Account when established and prior to any change thereof.

         In addition to the foregoing, the Trustee shall make, or cause to be made, a deposit into the Distribution Account of any payments made to the Trust under the Group II Cap Contract as described in Section 4.04(l).

         (e) Each institution that maintains the Collection Account or the Distribution Account may invest the funds in each such account, as directed by the Servicer with respect to the Collection Account and the Distribution Account, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Distribution Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Distribution Account shall be for the benefit of the Servicer as compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Distribution Account in respect of any such investments shall be deposited by the Servicer, or the Trustee upon receipt from the Servicer, in the Distribution Account out of the Servicer's own funds immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Distribution Account and made in accordance with this Section 3.05.

         (f) The party maintaining the Collection Account or the Distribution Account, as the case may be, shall give at least 30 days advance notice to each of the other parties to this Agreement and each Rating Agency of any proposed change of the location of the Collection Account or the Distribution Account prior to any change thereof.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Servicer shall afford the Depositor, the NIMs Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         SECTION 3.08. Permitted Withdrawals from the Collection Account and Distribution Account.

         (a) The Servicer (or the Depositor in the case of clauses (vi) and (vii) below) may from time to time, make withdrawals from the related Collection Account for the following purposes:

              (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

              (ii) to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

              (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advance;

              (iv) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

              (v) pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

              (vi) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

              (vii) to reimburse the Servicer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 6.03 hereof;

              (viii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

              (ix) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 12:00 noon Pacific Standard Time on the Servicer Remittance Date (or such earlier time on the Servicer Remittance Date as the Servicer or the Paying Agent requires as specified in writing not later than two Business Days prior to the Servicer Remittance Date, such earlier time requirement being due to the operations of the Servicer's or Paying Agent's designated Permitted Investment closing early on the Servicer Remittance Date), the Servicer shall cause to be withdrawn from the Collection Account the Group I Interest Funds (other than the amounts subtracted from such funds in such definition) and the Group I Principal Funds (other than Non-Recoverable Advances specified in item (v) of such definition), the Group II Interest Funds (other than the amounts subtracted from such funds in such definition), the Group II Principal Funds (other than Non-Recoverable Advances specified in item (v) of such definition), to the extent on deposit, and such amount shall be deposited in the Distribution Account.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

         (b) The Servicer shall withdraw funds from the Distribution Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Servicer may from time to time make withdrawals from the Distribution Account for the following purposes:

              (i) to pay to the Servicer, as additional compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

              (ii) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein; and

              (iii) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. [Reserved].

         SECTION 3.10. Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Repurchase of Certain Mortgage Loans.

         (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of "Citibank, N.A. as trustee." Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause any of the Lower-Tier REMICs or the Master REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust

Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(v) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to any prepayment penalties and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

         (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 91 days or more Delinquent at a price equal to the Purchase Price; provided, however, that the Servicer's right to purchase any such Mortgage Loan which is 91 days or more Delinquent will exist from and including the first day of the first month (i.e., January, April, July or October) in the calendar quarter beginning after the month in which such Mortgage Loan becomes 91 days or more Delinquent to and including the eighteenth day of the last month (i.e., March, June, September or December) in such calendar quarter. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Trustee for deposit in the Collection Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit M hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         In addition, the Servicer shall deliver to the Trustee a Request for Release to cause sales of Mortgage Loans 91 days or more Delinquent pursuant to this Agreement.

         SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of Exhibit M. Upon receipt of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Trustee or its designee shall at the Servicer's written direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Distribution Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Trustee or its designee shall deliver the Request for Release to the Servicer.

         Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five
(5) to seven (7) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Loan Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Request for Release. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

         On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total amount of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Custodian promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit M or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

         All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Distribution Account or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 3.15. Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date, plus any sums due to the Servicer pursuant to clause (ii) of the definition of "Servicing Fee."

         Additional servicing compensation in the form of any Excess Proceeds, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property), and all income and gain net of any losses realized from Permitted Investments in the Collection Account and the Distribution Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

         SECTION 3.16. Access to Certain Documentation.

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.17. Annual Statement as to Compliance.

         The Servicer shall deliver to the Depositor, the Trustee and the NIMs Insurer on or before April 15 of each year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and
(iii) to the best of such officer's knowledge, each subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such statement is delivered by the Servicer to the Trustee.

         SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before the later of (i) April 15 of each year or (ii) within 30 days of the issuance of the annual audited financial statements beginning with the audit for the period ending in 2001, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report is delivered by the Servicer to the Trustee.

         SECTION 3.19. Rights of the NIMs Insurer.

         Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such notes.

                                   ARTICLE IV

                                 DISTRIBUTIONS;
                            ADVANCES BY THE SERVICER

         SECTION 4.01. Advances.

         Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. California time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this
Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

         In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

         SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

         In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided, however, that with respect to any Distribution Date, the Servicer's obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans with respect to such Distribution Date; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Group I Certificates and Group II Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

         SECTION 4.03. Distributions on the Lower-Tier REMICs.

         On each Distribution Date, amounts on deposit in the Distribution Account shall be treated for federal income tax purposes as applied to distributions on the Lower-Tier REMIC Regular Interests, in each case in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

         SECTION 4.04. Distributions.

         (a) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group I Interest Funds in the following order of priority:

              (i) (A) to the Class IP Certificates, an amount equal to any prepayment penalties collected on the Group I Mortgage Loans during the related Prepayment Period;

                  (B) to the Class IL Certificates, an amount equal to any late payment charges collected on the Group I Mortgage Loans during the related Prepayment Period; and

                  (C) to the Class R Certificate, in respect of the REMIC 4R
              Interest, an amount equal to the accrual on a principal amount equal to .001% of the aggregate principal amount of the Group I Certificates (other than the Class C Certificate) at a rate equal to the excess, if any of (i) for the first Distribution Date, the rate on the REMIC 1 Group I Regular Interest and, for subsequent Distribution Dates, the Group I Net Rate over (ii) the weighted average rate of the Group I Marker Interests.

              (ii) to each Class of Group I Class A Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all the Group I Class A Certificates, such amount will be distributed pro rata among each Class of the Group I Class A Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of the Group I Class A Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Group I Class A Certificates;

              (iii) to the Class IM-1 Certificates, the Class IM-1 Current Interest and any Class IM-1 Interest Carryforward Amount;

              (iv) to the Class IM-2 Certificates, the Class IM-2 Current Interest and any Class IM-2 Interest Carryforward Amount;

              (v) to the Class IB Certificates, the Class IB Current Interest and any Class IB Interest Carryforward Amount; and

              (vi) any remainder pursuant to Section 4.04(e) hereof.

         (b) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group II Interest Funds in the following order of priority:

              (i) (A) to the Class IIP Certificates, an amount equal to any prepayment penalties collected on the Group II Mortgage Loans during the related Prepayment Period;

                  (B) to the Class IIL Certificates, an amount equal to any late payment charges collected on the Group II Mortgage Loans during the related Prepayment Period; and

                  (C) to the Class R Certificates, in respect of the REMIC 4R
              Interest, an amount equal to the accrual on a principal amount equal to .001% of the aggregate principal amount of the Group II Certificates (other than the Class C Certificate) at a rate equal to the excess, if any, of (i) for the first Distribution Date, the rate on the REMIC 1 Group I Regular Interest and, for subsequent Distribution Dates, the Group II Net Rate over (ii) the weighted average rate of the Group II Marker Interests.

              (ii) to each Class of Group II Class A Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all the Group II Class A Certificates, such amount will be distributed pro rata among each Class of the Group II Class A Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of the Group II Class A Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Group II Class A Certificates;

              (iii) to the Class IIM-1 Certificates, the Class IIM-1 Current Interest and any Class IIM-1 Interest Carryforward Amount;

              (iv) to the Class IIM-2 Certificates, the Class IIM-2 Current Interest and any Class IIM-2 Interest Carryforward Amount;

              (v) to the Class IIB Certificates, the Class IIB Current Interest and any Class IIB Interest Carryforward Amount; and

              (vi) any remainder pursuant to Section 4.04(f) hereof.

         (c) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group I Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(a) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

              (i) to the Group I Class A Certificates, the Group I Class A Principal Distribution Amount to be distributed first, to the Class IA-6 Certificates, the Class IA-6 Principal Distribution Amount, and then the remainder sequentially to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the Group I Class A Certificate Principal Balance is equal to or greater than the Stated Principal Balances of Group I Mortgage Loans, plus the Pre-Funded Amount allocable to Loan Group I, the Group I Class A Principal Distribution Amount will be distributed pro rata based upon the Certificate Principal Balance of each such Class and not sequentially;

              (ii) to the Class IM-1 Certificates, the Class IM-1 Principal Distribution Amount;

              (iii) to the Class IM-2 Certificates, the Class IM-2 Principal Distribution Amount;

              (iv) to the Class IB Certificates, the Class IB Principal Distribution Amount; and

              (v) any remainder pursuant to Section 4.04(e) hereof.

         (d) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Group II Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to
Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

              (i) to the Class IIA-1 Certificates, the Group II Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

              (ii) to the Class IIM-1 Certificates, the Class IIM-1 Principal Distribution Amount;

              (iii) to the Class IIM-2 Certificates, the Class IIM-2 Principal Distribution Amount;

              (iv) to the Class IIB Certificates, the Class IIB Principal Distribution Amount; and

              (v) any remainder pursuant to Section 4.04(f) hereof.

         (e) On each Distribution Date, the Paying Agent shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.04(a)(vi) and (c)(v) and, to the extent required to make the distributions set forth below in clauses (i) through
(iv) of this Section 4.04(e), Section 4.04(f)(v) hereof in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(a) and (c) above shall have been made until such remainders shall have been fully distributed for such Distribution Date; provided, however, that no Optional Termination Amounts for Loan Group I shall be used to make the distributions described in clause (v) of this Section 4.04(e):

              (i) for distribution as part of the Group I Principal Distribution Amount, the Group I Extra Principal Distribution Amount;;

              (ii) to the Class IM-1 Certificates, the Class IM-1 Unpaid Realized Loss Amount;

              (iii) to the Class IM-2 Certificates, the Class IM-2 Unpaid Realized Loss Amount;

              (iv) to the Class IB Certificates, the Class IB Unpaid Realized Loss Amount;

              (v) to the extent required to make the allocations set forth below, in the following order of priority:

                  (A) to the Class IIA-IO Certificates, the Class IIA-IO Current
              Interest and the Class IIA-IO Interest Carryforward Amount;

                  (B) to the Class IIA-1 Certificates, the Class IIA-1 Current
              Interest and the Class IIA-1 Interest Carryforward Amount;

                  (C) for distribution as part of the Group II Principal
              Distribution Amount, the Group II Extra Principal Distribution Amount, to the extent not distributed pursuant to (f)(i) below; provided, however, that amounts distributed pursuant to this clause (C) for any period cannot exceed the amount that would have accrued on a certificate having a principal balance equal to 99.999% of the sum of (i) the aggregate principal balance of the Group II Mortgage Loans and (ii) the portion of the Pre-Funding Account allocable to Group II at a rate equal to (x) for the first Distribution Date, the weighted average of the rates on REMIC 3 Group II Regular Interest B and REMIC 3 Group II Regular Interest C and (y) for subsequent Distribution Dates, the Reduced Group II Net Rate;

                  (D) to the Class IIM-1 Certificates, the Class IIM-1 Current
              Interest, the Class IIM-1 Interest Carryforward Amount and the Class IIM-1 Unpaid Realized Loss Amount;

                  (E) to the Class IIM-2 Certificates, the Class IIM-2 Current
              Interest, the Class IIM-2 Interest Carryforward Amount and the Class IIM-2 Unpaid Realized Loss Amount;

                  (F) to the Class IIB Certificates, the Class IIB Current
              Interest, the Class IIB Interest Carryforward Amount and the Class IIB Unpaid Realized Loss Amount

              (vi) the remainder pursuant to Section 4.04(g) hereof.

         (f) On each Distribution Date, the Paying Agent shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.04(b)(vi) and (d)(v) hereof and, to the extent required to make the distributions set forth below in clauses (i) through (iv) of this Section 4.04(f), Section 4.04(e)(v) hereof in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date; provided, however, that no Optional Termination Amounts for Loan Group II shall be used to make the distributions described in clause (v) of this Section 4.04(f):

              (i) for distribution as part of the Group II Principal Distribution Amount, the Group II Extra Principal
         Distribution Amount;

              (ii) to the Class IIM-1 Certificates, the Class IIM-1 Unpaid Realized Loss Amount;

              (iii) to the Class IIM-2 Certificates, the Class IIM-2 Unpaid Realized Loss Amount;

              (iv) to the Class IIB Certificates, the Class IIB Unpaid Realized Loss Amount;

              (v) to the extent required to make the allocations set forth below, in the following order of priority (provided, however, that to the extent the amounts to be allocated pursuant to clauses (A) through
         (G) are insufficient to make all payments of Current Interest and Interest Carryforward Amounts for such Class IA Certificates, the distribution made to Clause (A) shall be made first and then the distributions made to clauses (B) through (G) shall be made on a pro rata basis and not sequentially):

                  (A) to the Class IA-IO Certificates, the Class IA-IO Current
              Interest and the Class IA-6 Interest Carryforward Amount;

                  (B) to the Class IA-1 Certificates, the Class IA-1 Current
              Interest and the Class IA-1 Interest Carryforward Amount;

                  (C) to the Class IA-2 Certificates, the Class IA-2 Current
              Interest and the Class IA-2 Interest Carryforward Amount;

                  (D) to the Class IA-3 Certificates, the Class IA-3 Current
              Interest and the Class IA-3 Interest Carryforward Amount;

                  (E) to the Class IA-4 Certificates, the Class IA-4 Current
              Interest and the Class IA-4 Interest Carryforward Amount;

                  (F) to the Class IA-5 Certificates, the Class IA-5 Current
              Interest and the Class IA-5 Interest Carryforward Amount;

                  (G) to the Class IA-6 Certificates, the Class IA-6 Current
              Interest and the Class IA-5 Interest Carryforward Amount;

                  (H) except with respect to any Distribution Date up to and including the Distribution Date in December 2001, for distribution as part of the Group I Principal Distribution Amount, the Group I Extra Principal Distribution Amount, to the extent not distributed pursuant to clause (e)(i) above; provided, however, that amounts distributed pursuant to this clause (H) cannot exceed the amount that would have accrued on a certificate having a principal balance equal to 99.999% of the sum of (i) the aggregate principal balance of the Group I Mortgage Loans and (ii) the portion of the Pre-Funding Account allocable to Group I at a rate equal to (x) for the first Distribution Date, the weighted average of the rates on REMIC 3 Group I Regular Interest B and REMIC 3 Group I Regular Interest C and (y) for subsequent Distribution Dates, the Reduced Group I Net Rate;

                  (I) to the Class IM-1 Certificates, the Class IM-1 Current
              Interest, the Class IM-1 Interest Carryforward Amount and the Class IM-1 Unpaid Realized Loss Amount;

                  (J) to the Class IM-2 Certificates, the Class IM-2 Current
              Interest, the Class IM-2 Interest Carryforward Amount and the Class IM-2 Unpaid Realized Loss Amount;

                  (K) to the Class IB Certificates, the Class IB Current
              Interest, the Class IB Interest Carryforward Amount and the Class IB Unpaid Realized Loss Amount;

              (vi) to the (i) Class IIA-1 Certificates, the Interest Carryover Amount for the Class IIA-1 Certificates, (ii) Class IIM-1 Certificates, the Class IIM-1 Certificate Interest Carryover Amount, (iii) Class IIM-2 Certificates, the Class IIM-2 Certificate Interest Carryover Amount, and (iv) Class IIB Certificates, the Class IIB Certificate Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Certificate Interest Carryover Amount for each Class; and

              (vii) the remainder pursuant to Section 4.04(g) hereof.

         (g) (i) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(e)(vi) as follows:

                  (A) to the Class C Certificates in the following order of
              priority, (I) the Class C Group I Current Interest, (II) the Class C Group I Interest Carryforward Amount, (III) as principal on the Class C Certificate in respect of the Class C Group I Certificate Principal Balance until the Class C Group I Certificate Principal Balance has been reduced to zero and (IV) the Class C Group I Unpaid Realized Loss Amount; and

                  (B) the remainder pursuant to Section 4.04(h) hereof.

              (ii) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(f)(vii) as follows:

                  (A) to the Class C Certificates in the following order of
              priority, (I) the Class C Group II Current Interest, (II) the Class C Group II Interest Carryforward Amount, (III) as principal on the Class C Certificate in respect of the Class C Group II Certificate Principal Balance until the Class C Group II Certificate Principal Balance has been reduced to zero and (IV) the Class C Group II Unpaid Realized Loss Amount; and

                  (B) the remainder pursuant to Section 4.04(h) hereof.

         (h) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(g)(i)(B) and 4.04(g)(ii)(B) hereof, to the Class R Certificates, in respect of the Residual Interest, any remaining funds, and such distribution shall be made only after all preceding distributions shall have been made until such remainders shall have been fully distributed.

         (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Paying Agent shall allocate the Applied Realized Loss Amount for the Group I Certificates to reduce the Certificate Principal Balances of the Group I Subordinated Certificates and the Class C Certificates in the following order of priority:

              (i) to the Class C Certificates until the Class C Group I Certificate Principal Balance is reduced to zero;

              (ii) to the Class IB Certificates until the Class IB Certificate Principal Balance is reduced to zero;

              (iii) to the Class IM-2 Certificates until the Class IM-2 Certificate Principal Balance is reduced to zero; and

              (iv) to the Class IM-1 Certificates until the Class IM-1 Certificate Principal Balance is reduced to zero.

         (j) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Paying Agent shall allocate the Applied Realized Loss Amount for the Group II Certificates to reduce the Certificate Principal Balances of the Group II Subordinated Certificates in the following order of priority:

              (i) to the Class C Certificates until the Class C Group II Certificate Principal Balance is reduced to zero;

              (ii) to the Class IIB Certificates until the Class IIB Certificate Principal Balance is reduced to zero;

              (iii) to the Class IIM-2 Certificates until the Class IIM-2 Certificate Principal Balance is reduced to zero; and

              (iv) to the Class IIM-1 Certificates until the Class IIM-1 Certificate Principal Balance is reduced to zero.

         (k) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Paying Agent shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold 100% of a Class of Regular Certificates or Certificates with an aggregate Initial Certificate Balance of $1,000,000 or more, or, if not, by check mailed by first Class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         On or before 5:00 p.m. California time on the second Business Day following each Determination Date, the Servicer shall prepare and deliver a report to the Paying Agent and the NIMs Insurer in the form of a computer readable magnetic tape (or by such other means as the Servicer, Paying Agent and NIMs Insurer may agree from time to time) containing such data and information such as to permit the Servicer or the Paying Agent to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report").

         (l) On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Group II Cap Contract shall be deposited by the Trustee into the Distribution Account and shall be used to pay up to the amount of any Interest Carryover Amounts on the Group II Certificates (other than the Class IIA-IO, Class IIP and Class IIL Certificates) in the order of priority described in Section 4.04 hereof. With respect to any of the first twelve Distribution Dates, any amounts that are received on the Group II Cap Contract that are not used to pay Interest Carryover Amounts on the Group II Certificates (other than the Class IIA-IO, Class IIP and Class IIL Certificates), shall be distributed to the Seller on such Distribution Date. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by Morgan Guaranty Trust Company of New York, in its capacity as the Group II Cap Contract counterparty under the Group II Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by such Group II Cap Contract counterparty) over 5.10%, (ii) an amount equal to the Cap Contract Notional Balance and (iii) the number of days in such Accrual Period, divided by 360. The Trustee hereby designates the Paying Agent as calculation agent with respect to the Group II Cap Contract to verify amounts to be paid to the Trust Fund under such Group II Cap Contract. If a payment is made to the Trust Fund under the Group II Cap Contract and the Paying Agent intends to distribute excess amounts to the Seller as described herein, the Paying Agent shall send a notice on the Business Day prior to the related Distribution Date stating the amount received on the Group II Cap Contract, the amount paid with respect to Interest Carryover Amounts and the amount due to the Seller. Such notice shall be sent by the Paying Agent via facsimile to the Seller, Attention: Peter Judge, at the following facsimile number: (201) 307-8971.

         (m) With respect to each of the first twelve Distribution Dates, if the Group I Interest Funds or Group II Interest Funds are insufficient to make the distributions described in Section 4.04(a)(ii) or Section 4.04(b)(ii) hereof, respectively, then such Group I Interest Funds or Group II Interest Funds, as the case may be, shall be applied first to the Class IA-IO Certificates or Class IIA-IO Certificates, respectively, prior to making the distributions described in Section 4.04(a)(ii) or Section 4.04(b)(ii), respectively.

         SECTION 4.05. Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date, the Servicer shall prepare and cause to be forwarded or made available on its designee's website located at www.jpmorgan.com/absmbs to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the NIMs Insurer and the Depositor a statement setting forth for the Certificates:

              (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and(B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, (D) the aggregate amount of prepayment penalties, if any and (E) the aggregate amount of late payment charges;

              (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

              (iii) any Interest Carryforward Amount;

              (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

              (v) the Pool Stated Principal Balance for such Distribution Date;

              (vi) the related amount of the Servicing Fee paid to or retained by the Servicer;

              (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

              (viii) the Net Mortgage Rates for each of the Group I Mortgage Loans and the Group II Mortgage Loans;

              (ix) the amount of Advances for each Certificate Group included in the distribution on such Distribution Date;

              (x) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts for each Certificate Group to date;

              (xi) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts for each Certificate Group with respect to such Distribution Date;

              (xii) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

              (xiii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month in each Loan Group, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

              (xiv) the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the last day of the calendar month preceding such Distribution Date;

              (xv) the aggregate Stated Principal Balance of all Liquidated Loans in each Loan Group as of the preceding Distribution Date;

              (xvi) with respect to any Liquidated Loan in each Loan Group, the loan number and Stated Principal Balance relating thereto as of the preceding Distribution Date;

              (xvii) with respect to each Loan Group, whether a Group I Trigger Event or a Group II Trigger Event has occurred;

              (xviii) with respect to each Class of Certificates, any Interest Carryforward Amount with respect to such Distribution Date for each such Class, any Interest Carryforward Amount paid for each such Class and any remaining Interest Carryforward Amount for each such Class;

              (xix) with respect to each Class of Group II Certificates any Interest Carryover Amount with respect to such Distribution Date for each such Class, any Interest Carryover Amount paid for each such Class and any remaining Interest Carryover Amount for each such Class;

              (xx) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans with respect to each Loan Group which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

              (xxi) the aggregate number of Mortgage Loans (a) which have been modified, (b) which are subject to a deed-in-lieu of foreclosure and
         (c) for which a short-payoff has occurred;

              (xxii) the year-to-date numbers for 4.05(a)(xxi)(a), (b) and (c) above, by number of loans;

              (xxiii) the number of Mortgage Loans in each Loan Group for which prepayment penalties or late payment fees were received during the related Prepayment Period and, for each such Mortgage Loan in each Loan Group, the amount of prepayment penalties and late payment fees received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

              (xxiv) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(vii);

              (xxv) the number and aggregate Stated Principal Balance of all Subsequent Mortgage Loans purchased during the preceding Due Period;

              (xxvi) the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account;

              (xxvii) for the Distribution Date in the month immediately following the end of the Funding Period, the current balance on deposit in the Pre-Funding Account, if any, that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to Certificateholders as a mandatory prepayment of principal on such Distribution Date;

              (xxviii) as of each Distribution Date, the interest rate cap agreement payments that have accrued in favor of or been paid to each class of Certificates for federal income tax purposes and the interest rate cap agreement payments that each class of Certificates has accrued an obligation to make or has made for federal income tax purposes; and

              (xxix) as of each Distribution Date, the amount, if any, to be deposited in the Distribution Account pursuant to the Group II Cap Contract as described in Section 4.04(l) and the amount thereof to be paid to the Group II Certificates (other than the Class IIA-IO, Class IIL and Class IIP Certificates) as described in Section 4.04(l) hereof.

         (b) The Servicer will send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency.

         (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Servicer shall furnish to the Holders of the Class R Certificates the Forms 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

              (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

              (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

              (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

              (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

              (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

              (vi) The amount and timing of any non-interest expenses of the REMICs; and

              (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.11.

         SECTION 4.06. Pre-Funding Account.

         (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Pre-Funding Account, Citibank, N.A., as trustee for the registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3" (the "Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. The Trustee hereby appoints the Paying Agent as its agent in connection with establishing and maintaining the Pre-Funding Account pursuant to this Section 4.06.

         (b) The Trustee shall invest funds deposited in the Pre-Funding Account in Permitted Investments with a maturity date no later than the Business Day preceding each Distribution Date or Subsequent Transfer Date, as the case may be. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Capitalized Interest Account on the Business Day immediately preceding each Distribution Date or Subsequent Transfer Date, as the case may be. The Servicer shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. Prior to the Distribution Date in the month immediately following the end of the Funding Period or any earlier Subsequent Transfer Date on which the entire balance of the Original Pre-Funded Amount is applied to purchase Subsequent Mortgage Loans, the Pre-Funding Account will not be an asset of either of any of the Lower-Tier REMICs or the Master REMIC.

         (c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Paying Agent as follows:

              (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section
         2.10 with respect to such transfer and assignment;

              (ii) To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

              (iii) To clear and terminate the Pre-Funding Account upon the earlier to occur of (A) the Distribution Date in the month immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being deposited into the Distribution Account for distribution to the related Loan Group in accordance with the terms thereof.

         SECTION 4.07. Capitalized Interest Account.

         (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Capitalized Interest Account, Citibank, N.A., as trustee for the registered holders of Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3" (the "Capitalized Interest Account"). The Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Capitalized Interest Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Capitalized Interest Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. The Trustee hereby appoints the Paying Agent as its agent in connection with establishing and maintaining the Capitalized Interest Account pursuant to this Section 4.07. With respect to the November 2001 Distribution Date, the Paying Agent shall withdraw from the Capitalized Interest Account and deposit in the Certificate Account an amount, as provided in the Monthly Statement equal to (i) the sum of (x) 30 days' interest at the Group I Net Rate on the sum of (I) the portion of the Pre-Funded Amount allocable to Group I immediately following the preceding Distribution Date and (II) the aggregate Stated Principal Balance of the Group I. Mortgage Loans immediately following the preceding Distribution Date and (y) 30 days' interest at the Group II Net Rate on the sum of (1) the portion of the Pre-Funded Amount allocable to Group II immediately following the preceding Distribution Date and (II) the aggregate Stated Principal Balance of the Group II Mortgage Loans immediately following the preceding Distribution Date, minus (ii) all scheduled interest due at the Net Mortgage Rates during the related Due Period on the Group I and Group II Mortgage Loans. The Depositor shall be required to deposit into the Capitalized Interest Account an amount sufficient to permit the Paying Agent to make the withdrawals required by this Section 4.07.

         (b) The Trustee will invest funds deposited in the Capitalized Interest Account in Permitted Investments with a maturity date no later than the Business Day preceding each Distribution Date. For federal income tax purposes, the Depositor shall be the owner of the Capitalized Interest Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Capitalized Interest Account be an asset of either of any of the Lower-Tier REMICs or the Master REMIC. All income and gain realized from investment of funds deposited in the Capitalized Interest Account shall be for the sole and exclusive benefit of the Servicer and shall be remitted by the Trustee to the Servicer on each Distribution Date. The Servicer shall deposit in the Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (c) Upon the earliest of (i) the Distribution Date in the month immediately following the end of the Funding Period, (ii) the reduction of the Certificate Principal Balance of the Group I Class A Certificates, Class IIA-1 Certificates, Class IM-1 Certificates, Class IM-2 Certificates, Class IIM-1 Certificates and Class IIM-2 Certificates to zero and (iii) the termination of this Agreement in accordance with Section 9.01, any amount remaining on deposit in the Capitalized Interest Account after distributions pursuant to paragraph
(c) above shall be withdrawn by the Trustee and paid to the Depositor or its designee.

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                      Minimum             Integral Multiples in      Original Certificate
         Class                      Denomination            Excess of Minimum          Principal Balance
         -----                      ------------            -----------------          -----------------
         IA-1                        $25,000.00                      $1.00                  $60,000,000
         IA-2                        $25,000.00                      $1.00                  $26,000,000
         IA-3                        $25,000.00                      $1.00                  $39,000,000
         IA-4                        $25,000.00                      $1.00                  $32,750,000
         IA-5                        $25,000.00                      $1.00                  $31,477,250
         IA-6                        $25,000.00                      $1.00                  $21,025,250
         IA-IO(2)                    $25,000.00                      (2)                        (2)
         IM-1                        $25,000.00                      $1.00                   $6,819,000
         IM-2                        $25,000.00                      $1.00                   $6,250,750
         IB                          $25,000.00                      $1.00                   $3,977,750
         IP                               (1)                        (1)                             (1)
         IL                               (1)                        (1)                             (1)
         IIA-1                       $25,000.00                      $1.00                 $754,453,000
         IIA-IO(2)                   $25,000.00                      (2)                        (2)
         IIM-1                       $25,000.00                      $1.00                  $42,385,000
         IIM-2                       $25,000.00                      $1.00                  $33,908,000
         IIB                         $25,000.00                      $1.00                  $16,954,000
         IIP                            (1)                          (1)                        (1)
         IIL                            (1)                          (1)                        (1)
         C                           $250,000                    $1,000.00                      $0
         R                              (1)                          (1)                        (1)

-------------------
(1) The Class R, IP, Class IIP, Class IL, and Class IIL shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.
(2) The Class IA-IO and Class IIA-IO Certificates are interest only certificates, have no principal balance, and are not entitled to payments of principal and will bear interest on their respective Certificate Notional Amount. With respect to the first twelve Distribution Dates, the Certificate Notional Amount of the Class IA-IO and Class IIA-IO certificates will be the lesser of (i) $80,000,000 and $290,000,000, respectively, and (ii) the then outstanding principal balance of the Mortgage Loans in the related mortgage group; thereafter, the Certificate Notional Amounts of the Class IA-IO and Class IIA-IO Certificates will be reduced to zero.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Servicer shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Servicer shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Servicer. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Servicer duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Servicer in accordance with the Servicer's customary procedures.

         (b) No Transfer of a Class C, Class L, Class P or Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C, Class L or Class P Certificate by the initial Certificateholder thereof) each certify to the Servicer in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Servicer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer or the Trustee. The Depositor shall provide to any Holder of a Class C, Class L, Class P or Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA Restricted Certificate shall be made unless the Servicer shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or any applicable Federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law"), or a Person acting on behalf of any such plan or using the assets of any such plan (except pursuant to clause
(ii) below), (ii) if such purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTCE 95-60")) and that the purchase and holding of such Certificates is exempt under PTCE 95-60, or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Servicer to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code or Similar Law and will not subject the Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Servicer. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Servicer by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates) unless the Servicer shall have received from the transferee an alternative representation acceptable in form and substance to the Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law without the delivery to the Servicer of an Opinion of Counsel satisfactory to the Servicer as described above shall be void and of no effect. The Servicer shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Servicer in accordance with the foregoing requirements. The Servicer shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Servicer shall be paid and delivered by the Servicer to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

              (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer of any change or impending change in its status as a Permitted Transferee.

              (ii) No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Servicer shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Servicer under subparagraph (b) above, the Servicer shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit
         I. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Servicer prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

              (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

              (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this
         Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Servicer shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by
         Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Servicer shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Servicer shall be paid and delivered by the Servicer to the last preceding Permitted Transferee of such Certificate.

              (v) At the option of the Holder of the Class R Certificate, the REMIC 1R Interest, the REMIC 2R Interest, the REMIC 3R Interest, the REMIC 4R Interest and the MR Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon either any of the Lower-Tier REMICs or the Master REMIC or cause either any of the Lower-Tier REMICs or the Master REMIC to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the Lower-Tier REMICs or the Master REMIC, the REMIC 1R Interest, the REMIC 2R Interest, the REMIC 3R Interest, the REMIC 4R Interest and the MR Interest shall be severed and represented by separate Certificates.

         The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Servicer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Servicer or the Depositor to the effect that the elimination of such restrictions will not cause any of the Lower-Tier REMICs or the Master REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Servicer, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The transferor of the Class R Certificate shall notify the Servicer in writing upon the transfer of the Class R Certificate.

         (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor, the Trustee or the Servicer.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Servicer, or the Servicer receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Servicer and the NIM's Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Servicer that such Certificate has been acquired by a bona fide purchaser, the Servicer shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Servicer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Servicer) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Servicer under the terms of this Section 5.03 shall be canceled and destroyed by the Servicer in accordance with its standard procedures without liability on its part.

         SECTION 5.04. Persons Deemed Owners.

         The Servicer, the NIMs Insurer, and any agent of the Servicer or the NIMs Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the NIMs Insurer, nor any agent of the Servicer, the NIMs Insurer shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

         If three or more Certificateholders (a) request such information in writing from the Servicer, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor, the NIMs Insurer or a Servicer shall request such information in writing from the Servicer, then the Servicer shall, within ten Business Days after the receipt of such request, provide the Depositor, the NIMs Insurer, or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Servicer, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Servicer shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Servicer, the Trustee and the NIMs Insurer may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Servicer except to another Depository;

         (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Servicer may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         SECTION 5.07. Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Servicer and the Trustee shall give all such notices and communications to the Depository.

         SECTION 5.08. Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Servicer that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Servicer or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Servicer that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Servicer and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Servicer shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Servicer with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Servicer of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Servicer shall deliver such Definitive Certificates. Neither the Depositor nor the Servicer shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Servicer, to the extent applicable with respect to such Definitive Certificates and the Servicer shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         SECTION 5.09. Maintenance of Office or Agency.

         The Servicer will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Servicer initially designates its offices at c/o The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, as offices for such purposes. The Servicer will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

         SECTION 5.10. Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints Chase as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Depositor, the Servicer or the Trust Fund.

         SECTION 5.11. Appointment of Paying Agent.

         The Servicer may appoint a Paying Agent hereunder (the "Paying Agent"). In the event of any such appointment, the Servicer shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Servicer designates the Institutional Trust Services Department of Chase as the initial Paying Agent.

         The Servicer shall cause each Paying Agent other than the Trustee to execute and deliver to the Servicer and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

         The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

         The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

         None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor or the Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

         SECTION 6.04. Limitation on Resignation of Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer appointed in accordance with section
7.02 shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

         SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

         The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

         SECTION 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

              (i) any failure by the Servicer to deposit in the Collection Account or the Distribution Account or remit to the Trustee or any Paying Agent any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section
         4.01 hereof, for one calendar day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Servicer by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

              (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

              (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

              (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the NIMs Insurer or the Holders of Certificates evidencing not less than 25% (or 51%, in the case of the Event of Default specified in (vi) above) of the Voting Rights evidenced by the Certificates, shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

         Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

              (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

              (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

              (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

              (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (ii) the Trustee may consult with counsel of its choice and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

              (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

              (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

              (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

              (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

              (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

              (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

              (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and

              (x) if requested by the Servicer, the Trustee may appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         SECTION 8.03. Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or Distribution Account by the Depositor or the Servicer.

         SECTION 8.04. Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Servicer to Pay Certain Trustee's Fees and Expenses.

         The Servicer covenants and agrees (i) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing by the Servicer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and (ii) to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and
(B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers reasonably acceptable to the NIMs Insurer, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and the Servicer and their respective affiliates; provided, however, that such corporation cannot be an affiliate of the Servicer other than the Trustee in its role as successor to a Servicer.

         SECTION 8.07. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicer, the NIMs Insurer and by mailing notice of resignation by first Class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section 8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         SECTION 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. The Trustee shall be ultimately liable for the actions of any co-trustee. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

              (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11. Tax Matters.

         It is intended that each of the Master REMIC and Lower-Tier REMICs shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow the Master REMIC and each of the Lower-Tier REMICs to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of each of the Master REMIC and Lower-Tier REMICs and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Master REMIC and the Lower-Tier REMICs, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the Master REMIC and Lower-Tier REMICs; (c) make or cause to be made elections, on behalf of each of the Master REMIC and Lower-Tier REMICs to be treated as a REMIC on the federal tax return of each of the Master REMIC and Lower-Tier REMICs for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the Master REMIC and Lower-Tier REMICs at all times that any Certificates are outstanding so as to maintain the status of each of the Master REMIC and Lower-Tier REMICs as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either the Master REMIC or any of the Lower-Tier REMICs; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the Master REMIC and Lower-Tier REMICs prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the Master REMIC and Lower-Tier REMICs, including but not limited to the income, expenses, assets and liabilities of each of the Master REMIC and Lower-Tier REMICs, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the Master REMIC and Lower-Tier REMICs in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each of the Master REMIC and Lower-Tier REMICs, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either any of the Lower-Tier REMICs or the Master REMIC, and otherwise act on behalf of either any of the Lower-Tier REMICs or the Master REMIC in relation to any tax matter involving either any of the Lower-Tier REMICs or the Master REMIC or controversy involving the Trust Fund.

         In order to enable the Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Servicer within 10 days after the Closing Date all information or data that the Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Servicer promptly upon written request therefor, any such additional information or data that the Servicer may, from time to time, request in order to enable the Servicer to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Servicer for any losses, liabilities, damages, claims or expenses of the Servicer arising from any errors or miscalculations of the Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Servicer on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of either any of the Lower-Tier REMICs or the Master REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Servicer, if any such other tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (ii) any party hereto (other than the Servicer) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class IB and Class IIB Certificates (pro rata), second, to the Class IM-2 and IIM-2 Certificates (pro rata), third, to the Class IM-1 and IIM-1 Certificates (pro rata), and fourth, to the Group I Class A Certificates and the Group II Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificates, the Servicer is hereby authorized to instruct the Trustee or Paying Agent, as applicable and the Trustee or Paying Agent, as applicable is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Servicer agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

         Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the repurchase by the Servicer of all of the Mortgage Loans (and REO Properties) remaining in each Loan Group at the price (the "Repurchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances with respect to the Mortgage Loans in such Loan Group prior to the exercise of such repurchase, together with any unreimbursed Servicing Fees; and
(b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Mortgage Loans and REO Properties in a Loan Group pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group, at the time of any such repurchase, aggregating ten percent or less of the aggregate Initial Certificate Principal Balance of the Certificates in such Loan Group.

         SECTION 9.02. Final Distribution on the Certificates.

         If on any Determination Date, (i) the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee, the Servicer or Paying Agent shall send a final distribution notice promptly to each Certificateholder or (ii) the Servicer determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Servicer. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 10 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor and the Trustee of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee or the Servicer or Paying Agent by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

         SECTION 9.03. Additional Termination Requirements.

         (a) In the event the Servicer exercises its purchase option on both of the Group I Mortgage Loans and the Group II Mortgage Loans as provided in
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the Lower-Tier REMICs or the Master REMIC as defined in section 860F of the Code, or (ii) cause any of the Lower-Tier REMICs or the Master REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

              (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee and the Servicer thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

              (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

              (iii) At the time of the making of the final payment on the Certificates, the Trustee or the Servicer shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims known to the Trustee), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.

         (c) The Servicer as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Depositor and the Servicer may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Lower-Tier REMICs and the Master REMIC as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Servicer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee and the Holders of each Class of Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of Certificateholders evidencing not less than 66 2/3% of the Voting Rights of each Class of Certificates (excluding the Voting Rights of the Depositor, its Affiliates or its agents) for the purpose of significantly changing the Permitted Activities of the Trust.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause any of the Lower-Tier REMICs or the Master REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Servicer, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         SECTION 10.02. Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05. Notices.

(a) The Servicer shall use its best efforts to promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

              (i) Any material change or amendment to this Agreement;

              (ii) The occurrence of any Event of Default that has not been cured;

              (iii) The resignation or termination of the Servicer, the Servicer or the Trustee and the appointment of any successor;

              (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12; and

              (v) The final payment to Certificateholders.

         The Servicer shall promptly furnish to each Rating Agency copies of the following:

              (i) Each report to Certificateholders described in Section 4.05;

              (ii) Each annual statement as to compliance described in Section 3.17; and

              (iii) Each annual independent public accountants' servicing report described in Section 3.18.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Chase Funding, Inc., 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Structured Finance; (b) in the case of the Trustee, Citibank, N.A., 111 Wall Street, 14th Floor, Zone 1, New York, New York 10005, Attention: Agency and Trust; (c) in the case of the Servicer, Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention: Structured Finance (with a copy to The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services); (d) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; and (e) in the case of the NIMs Insurer to such address provided to the other parties hereto by the NIMs Insurer and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

         SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit Rights.

         The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.11. Third Party Rights.

         The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         SECTION 10.12. Additional Rights of the NIMs Insurer.

         (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. Each Servicer shall cause the NIMs Insurer to be an addressee of any report furnished in respect of the Servicer pursuant to Section 3.18.

         (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. Further, wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                         CHASE FUNDING, INC.,
                                              as Depositor

                                         By:
                                            -----------------------------------
                                         Name: Eileen A. Lindblom
                                         Title: Vice President


                                         CHASE MANHATTAN MORTGAGE CORPORATION,
                                              as Servicer

                                         By:
                                            -----------------------------------
                                         Name: Eileen A. Lindblom
                                         Title: Vice President


                                         CITIBANK, N.A.,
                                              not in its individual capacity,
                                              but solely as Trustee

                                         By:
                                            -----------------------------------
                                         Name: Peter M. Pavlyshin
                                         Title: Assistant Vice President

                                    EXHIBIT A


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) RIGHTS TO PAYMENTS UNDER CERTAIN INTEREST RATE CAP AGREEMENTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER, OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SERVICER.





                             CLASS IA-1 CERTIFICATE

Number 01-3-IA-1-1                         Original Denomination
                                           $_______________

Cut-off Date: September 1, 2001            Last Scheduled
                                           Distribution Date: _________, 2016

First Distribution Date:                   Aggregate Initial Certificate
October 25, 2001
                                           Balance of all
                                           Class IA-1
                                           Certificates:
                                           $_____________

Pass-Through Rate: ______                  CUSIP:  161551 __ _

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 2001-3
evidencing an ownership interest in distributions allocable to the Class IA-1 Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.


         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Servicer for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class IA-1 Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2001, among the Depositor, the Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IA-1 (the "Class IA-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 and Class IA-IO Certificates (collectively, with the Class IA-1 Certificates, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-IO Certificates (together, the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates"), Class IB Certificates (the "Class IB Certificates"), Class IIB Certificates (the "Class IIB Certificates"), Class IL Certificates (the "Class IL Certificates"), Class IIL Certificates (the "Class IIL Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates"), Class C Certificates (the "Class C Certificates") and the Class R Certificate (the "Class R Certificate" or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IB Certificates, the Class IIB Certificates, the Class IL Certificates, the Class IIL Certificates, the Class IP Certificates, the Class IIP Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: September __, 2001                     CHASE FUNDING, INC.


                                              By:_______________________________
                                                       Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class IA-1
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK

  as Authenticating Agent


By:_________________________________
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 2001-3

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, issued in seven Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IB Certificates, one Class of Class IIB Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class C Certificates and one Class R Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Servicer.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes five segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class R Certificate, Class L Certificates and Class P Certificates) will represent "regular interests" in the Master REMIC. The Residual Certificate will represent the sole class of "residual interest" in each of the Lower-Tier REMICs and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date and (b) such Loan Group's Original Pre-Funded Amount, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


______________________________________________________

_____________________________________________________________________
(Please Print or Type Name and Address of Assignee)


_____________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


_________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)          _________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT B


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND IS TREATED AS HAVING ENTERED INTO CERTAIN INTEREST RATE CAP AGREEMENTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS C CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE, OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE ("SIMILAR LAW") (A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF

ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE
(I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE SERVICER BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE SERVICER SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SERVICER.




                               CLASS C CERTIFICATE

Number 01-3-C-1                              Original Denomination
                                             $____________


Cut-off Date:  September 1, 2001


First Distribution Date:                     Aggregate Initial Certificate
                                             Balance of all Class C
October 25, 2001                             Certificates:  $________
Pass-Through Rate: ________

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 2001-3
evidencing an ownership interest in distributions allocable to the Class C Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that CHASE HOME MORTGAGE CORPORATION OF THE SOUTHEAST is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2001, among the Depositor, the Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class C (the "Class C Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 and Class IA-IO Certificates (collectively, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-IO Certificates (together, the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates"), Class IB Certificates (the "Class IB Certificates"), Class IIB Certificates (the "Class IIB Certificates"), Class IL Certificates (the "Class IL Certificates"), Class IIL Certificates (the "Class IIL Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates") and the Class R Certificate (the "Class R Certificate" or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IB Certificates, the Class IIB Certificates, the Class IL Certificates, the Class IIL Certificates, the Class IP Certificates, the Class IIP Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.



Dated: September ___, 2001                    CHASE FUNDING, INC.


                                              By:______________________________
                                                      Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Class C
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK

  as Authenticating Agent


By:_______________________________
       Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 2001-3

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, issued in seven Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IB Certificates, one Class of Class IIB Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class C Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes five segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class R Certificate, Class L Certificates and Class P Certificates) will represent "regular interests" in the Master REMIC. The Residual Certificate will represent the sole class of "residual interest" in each of the Lower-Tier REMICs and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date and (b) such Loan Group's Original Pre-Funded Amount, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (I) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]




         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



________________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



_________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)          ________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT C


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS IP CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE ("SIMILAR LAW") (THE "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60 OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF

ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE
(I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE Servicer BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE servicer SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER.




                              CLASS IP CERTIFICATE

Number 01-3-IP-1                              Percentage Interest: ________%


Cut-off Date:  September 1, 2001


First Distribution Date: October 25, 2001

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 2001-3
evidencing an ownership interest in distributions allocable to the Class IP Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that CHASE HOME MORTGAGE CORPORATION OF THE SOUTHEAST is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation, (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2001, among the Depositor, the Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IP (the "Class IP Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 and Class IA-IO Certificates (collectively, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-IO Certificates (together, the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates"), Class IB Certificates (the "Class IB Certificates"), Class IIB Certificates (the "Class IIB Certificates"), Class IL Certificates (the "Class IL Certificates"), Class IIL Certificates (the "Class IIL Certificates"), Class IIP Certificates (the "Class IIP Certificates"), Class C Certificates (the "Class C Certificates") and the Class R Certificate (the "Class R Certificate" or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IB Certificates, the Class IIB Certificates, the Class IL Certificates, the Class IIL Certificates, the Class IP Certificates, the Class IIP Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.



Dated: September __, 2001                      CHASE FUNDING, INC.


                                               By:___________________________
                                                      Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Class IP
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK

  as Authenticating Agent


By:___________________________
       Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 2001-3

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, issued in seven Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IB Certificates, one Class of Class IIB Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class C Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes five segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class R Certificate, Class L Certificates and Class P Certificates) will represent "regular interests" in the Master REMIC. The Residual Certificate will represent the sole class of "residual interest" in each of the Lower-Tier REMICs and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date and (b) such Loan Group's Original Pre-Funded Amount, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]




         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



________________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



_________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)          ________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT D


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN EACH OF FIVE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS R CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATE IS EXEMPT UNDER PTCE 95-60, OR (ii) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR PLAN ASSET REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF

ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE
(i)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE SERVICER BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE SERVICER SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER.



                               CLASS R CERTIFICATE

Number 01-3-R-1                                Percentage Interest: _____%

Cut-off Date: September 1, 2001                Pass-Through Rate: ________

First Distribution Date:  October 25, 2001

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 2001-3
evidencing an ownership interest in distributions allocable to the Class R Certificates with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that CHASE HOME MORTGAGE CORPORATION OF THE SOUTHEAST is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (indicated by the Percentage Interest set forth on the face of this Certificate) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2001 among the Depositor, the Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class R (the "Class R Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 and Class IA-IO Certificates (collectively, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-IO Certificates (together, the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates"), Class IB Certificates (the "Class IB Certificates"), Class IIB Certificates (the "Class IIB Certificates"), Class IL Certificates (the "Class IL Certificates"), Class IIL Certificates (the "Class IIL Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates") and Class C Certificates (the "Class C Certificates").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IB Certificates, the Class IIB Certificates, the Class IL Certificates, the Class IIL Certificates, the Class IP Certificates, the Class IIP Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.

Dated: September __, 2001                       CHASE FUNDING, INC.


                                                By:_____________________________
                                                         Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK

  as Authenticating Agent


By:________________________________
         Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 2001-3

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, issued in seven Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IB Certificates, one Class of Class IIB Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class C Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer, and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes five segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class R Certificate, Class L Certificates and Class P Certificates) will represent "regular interests" in the Master REMIC. The Residual Certificate will represent the sole class of "residual interest" in each of the Lower-Tier REMICs and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date and (b) such Loan Group's Original Pre-Funded Amount, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


______________________________________________________

_____________________________________________________________________
(Please Print or Type Name and Address of Assignee)


_____________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint


_________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:

(Signature guaranty)          _________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS IL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATES IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 C.F.R. ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF

ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER, THE COMPANY OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES. FOR PURPOSES OF CLAUSE
(I)(A) ABOVE, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE SERVICER BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR A BENEFICIAL INTEREST HEREIN UNLESS THE SERVICER SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE SERVICER.

                              CLASS IL CERTIFICATE

Number 01-3-IL-1                                             Initial Percentage:

                                                             _______%


Cut-off Date:  September 1, 2001


First Distribution Date:

October 25, 2001

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  Series 2001-3
evidencing an ownership interest in distributions allocable to the Class IL Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.


         This certifies that CHASE HOME MORTGAGE CORPORATION OF THE SOUTHEAST is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer"), and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2001, among the Depositor, the Servicer and Citibank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IL (the "Class IL Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound. Also issued under the Agreement are Certificates designated as Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 Certificates and Class IA-IO Certificates (collectively, the "Group I Class A Certificates"), Class IIA-1 and Class IIA-IO Certificates (together, the "Group II Class A Certificates"), Class IM-1 and Class IM-2 Certificates (together, the "Mezzanine Group I Certificates"), Class IIM-1 and Class IIM-2 Certificates (together, the "Mezzanine Group II Certificates"), Class IB Certificates (the "Class IB Certificates"), Class IIB Certificates (the "Class IIB Certificates"), Class IIL Certificates (the "Class IIL Certificates"), Class IP Certificates (the "Class IP Certificates"), Class IIP Certificates (the "Class IIP Certificates"), Class C Certificates (the "Class C Certificates") and the Class R Certificate (the "Class R Certificate" or the "Residual Certificate").

         The Group I Class A Certificates, the Group II Class A Certificates, the Mezzanine Group I Certificates, the Mezzanine Group II Certificates, the Class IB Certificates, the Class IIB Certificates, the Class IL Certificates, the Class IIL Certificates, the Class IP Certificates, the Class IIP Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Pooling and Servicing Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2001. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: September __, 2001                      CHASE FUNDING, INC.


                                               By:_____________________________
                                                       Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Class IL
Certificates referred to
in the within-mentioned
Agreement.

THE CHASE MANHATTAN BANK

  as Authenticating Agent


By:________________________________
       Authorized Signatory

                             REVERSE OF CERTIFICATE

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                  SERIES 2001-3

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, issued in seven Classes of Group I Class A Certificates, two Classes of Group II Class A Certificates, two Classes of Mezzanine Group I Certificates, two Classes of Mezzanine Group II Certificates, one Class of Class IB Certificates, one Class of Class IIB Certificates, one Class of Class IL Certificates, one Class of Class IIL Certificates, one Class of Class IP Certificates, one Class of Class IIP Certificates, one Class of Class C Certificates and one Class R Certificate, each evidencing an interest in certain Distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes five segregated asset pools. The Depositor intends to make an election to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class R Certificate, Class L Certificates and Class P Certificates) will represent "regular interests" in the Master REMIC. The Residual Certificate will represent the sole class of "residual interest" in each of the Lower-Tier REMICs and the Master REMIC.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group is equal to or less than 10% of the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date and (b) such Loan Group's Original Pre-Funded Amount, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in such Loan Group (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans in such Loan Group prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]




         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)



________________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint



_________________________________________________Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)          ________________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT F


                             MORTGAGE LOAN SCHEDULE


                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G


                                   [RESERVED]

                                    EXHIBIT H


                          FORM OF TRUSTEE CERTIFICATION


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Re: Pooling and Servicing Agreement dated as of September 1, 2001 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Citibank, N.A., as trustee, Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

         (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

         (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

         (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

         The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances,
(b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             CITIBANK, N.A.,
                                             as Trustee


                                             By: _____________________________
                                             Name: ___________________________
                                             Title: __________________________

                                    EXHIBIT I


                           FORM OF TRANSFEREE'S LETTER
        CHASE FUNDING, INC., CHASE FUNDING LOAN ACQUISITION MORTGAGE LOAN
                    ASSET-BACKED CERTIFICATES, SERIES 2001-3


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Ladies and Gentlemen:

         We propose to purchase Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class R, described in the Prospectus Supplement, dated September 24, 2001, and Prospectus, dated June 25, 2001.

         1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificates on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

         2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificates, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificates, and (d) we intend to pay any taxes associated with holding the Class R Certificates as they become due.

         3. We acknowledge that we will be the beneficial owner of the Class R Certificates and:(1)

            ______ The Class R Certificates will be registered in our name.

            ______ The Class R Certificates will be held in the name of our nominee, _________________, which is not a disqualified organization.

         4. Unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificates to us absolutely null and void and shall cause no rights in the Class R Certificates to vest in us.

         5. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificates, we will transfer such interest in the Class R Certificates only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificates on behalf of a disqualified organization, (ii) is a U.S. person and
(iii) has delivered to Chase Funding a letter in the form of this letter (including the affidavit appended hereto) and, if requested by Chase Funding, an opinion of counsel (in a form acceptable to Chase Funding) that the proposed transfer will not cause the interest in the Class R Certificates to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of Chase Funding.






















--------------------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

         6. We hereby designate Chase Manhattan Mortgage Corporation as our fiduciary to act as the tax matters person for the Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3 REMIC.

                                            Very truly yours,

                                            [PURCHASER]


                                            By:________________________________
                                               Name:
                                               Title:

Accepted as of __________ __, 200__

CHASE FUNDING, INC.


By:_____________________________
     Name:
     Title:

                                   APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement


Under penalties of perjury, the undersigned declares that the following is true:

(1)  He or she is an officer of _________________________ (the "Transferee"),

(2)  the Transferee's Employer Identification number is __________,

(3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class R on behalf of a disqualified organization or any other entity,

(4) unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

(5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)  the Transferee has historically paid its debts as they became due,

(7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8) the Transferee understands that, as beneficial owner of the Class R Certificates, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates,

(9) the Transferee intends to pay any taxes associated with holding the Class R Certificates as they become due,

(10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Chase Funding (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization, and

(11) [the present value of the anticipated tax liabilities associated with holding the Class R Certificates does not exceed the sum of:

     (A) the present value of any consideration given to the Transferee to acquire the Class R Certificates;

     (B) the present value of the expected future distributions on the Class R Certificates; and

     (C) the present value of the anticipated tax savings associated with holding the Class R Certificates as the Trust Fund generates losses.

     For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, and (ii) present values are computed using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code or a lower discount rate if the Transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties;]

[(11)(A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Section 860L(a)(2) of the Code and has made a written agreement that any subsequent transfer of the Class R Certificates will be to another eligible corporation that satisfies Section 4 of Revenue Procedure 2001-12, and such transfer will not be a transfer to a foreign branch of an eligible corporation or any other arrangement by which the Class R Certificates are at any time subject to net tax by a country other than the United States or by a possession of the United States.

For purposes of this declaration, (i) the gross assets and net assets of the Transferee do not include any obligation of any person related to the Transferee (as defined in Section 860L(g) of the Code) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to make this declaration or to satisfy the requirements of Section 6 of Revenue Procedure 2001-12;]

 For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

__________________________________


By: ______________________________

__________________________________


         Address of Investor for receipt of distribution:




         Address of Investor for receipt of tax information:

         (Corporate Seal)

         Attest:

__________________________________
__________________________________, Secretary

     Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this            day of

             , 200_ .



_______________________________
         Notary Public

         County of ___________________
         State of _____________________
         My commission expires the ________ day of ______________




                                                     By: ______________________
                                                         Name:   ______________
                                                         Title:  ______________

Dated: _____________

                                   APPENDIX B

                                     CONSENT



_________________________ (Transferee)
_________________________
_________________________

Ladies and Gentlemen:

         Chase Funding, Inc. ("Chase Funding") hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee's nominee of the Chase Funding Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, Class R described in the Transferee's Letter to which this Consent is appended, notwithstanding Chase Funding's knowledge that the Transferee is not a U.S. person (as defined in such Transferee's Letter).



                                            CHASE FUNDING, INC.

Dated:__________________________    By:_______________________________

                                    EXHIBIT J


                       FORM OF TRANSFEROR CERTIFICATE FOR
                              CLASS R CERTIFICATES


Chase Funding, Inc.
300 Tice Boulevard
Woodcliff Lake, NJ  07675

Citibank, N.A., as Trustee
111 Wall Street
5th Floor, Zone 1
New York, NY  10043

RE:      Chase Funding, Inc., Chase Funding Mortgage Loan
         Asset-Backed Certificates, Series 2001-3
         ------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the Class R Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of September 1, 2001, among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Citibank, N.A., as trustee.

                                     Very truly yours,


                                     _______________________________
                                     Name of Transferor

                                     By: ___________________________
                                     Name:
                                     Title

                                    EXHIBIT K


                            FORM OF INVESTMENT LETTER
                              (Accredited Investor)


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

Re: Pooling and Servicing Agreement dated as of September 1, 2001 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3 [Class R]
     -------------------------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2001-3, [Class R] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer (the "Servicer"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

         2. The Certificates will bear a legend to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SERVICER SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE DEPOSITOR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN (A "PLAN") WITHIN THE MEANING OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS TO EFFECT SUCH ACQUISITION OR (B) THE SOURCE OF FUNDS FOR THE PURCHASE OF THE CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12,
         1995), AND THE PURCHASE AND HOLDING OF THE CERTIFICATE IS EXEMPT UNDER PTCE 95-60, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO TITLE I OF ERISA, OR SECTION 4975 OF THE CODE OR SIMILAR LAW (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 CFR ss.2510.3-101 OR TO BE SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR CAUSE A VIOLATION UNDER SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICERS, THE SERVICER, THE DEPOSITOR OR ANY OF THEIR AFFILIATES TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW) RELATING TO THE CERTIFICATES.

         3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]** and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

         4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

         5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

--------------------
** Not required of a broker/dealer purchaser.

         6. [This paragraph may be deleted if the Purchaser provides the Opinion of Counsel referred to in clause (ii) of Section 5.02(b) of the Pooling and Servicing Agreement.] The Purchaser either (A) is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan or (B) is an insurance company and the source of funds for the purchase of the certificates is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the purchase and holding of the Certificates is exempt under PTCE 95-60.

         7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit L to the Pooling and Servicing Agreement.

         8. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                   Very truly yours,

                                   [PURCHASER]


                                   By:_______________________________
                                      Name:
                                      Title:

                                    EXHIBIT L


                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey   07675

Chase Manhattan Mortgage Corporation
c/o The Chase Manhattan Bank
Global Trust Services
450 West 33rd Street, 15th Floor
New York, New York   10001

Re: Pooling and Servicing Agreement dated as of September 1, 2001 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Citibank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3
         [Class R]
         ----------------------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Asset-Backed Certificates, Series 2001-3, [Class R] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer (the "Servicer"), and Citibank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

          In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or of any Plan [or alternatively, in the case of an insurance company, is an insurance company and the source of funds for the purchase of the certificates] is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 50 Fed. Reg. 35925 (July 12, 1995), and the purchase and holding of the Certificates is exempt under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                   Very truly yours,

                                   [PURCHASER]


                                   By:_______________________________
                                      Name:
                                      Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

--------------------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                   ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                   ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                   ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                   ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

                   ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958, as amended.

                   ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

         3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                                By:___________________________
                                                   Name:
                                                   Title:

                                                Date:_________________________

                                                                         ANNEX 2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                      By:__________________________________
                                         Name:
                                         Title:

                                      IF AN ADVISER:


                                      ______________________________________
                                      Print Name of Buyer

                                      Date:_________________________________

                                    EXHIBIT M


                        REQUEST FOR RELEASE OF DOCUMENTS


To:      Citibank, N.A.
         111 Wall Street
         5th Floor, Zone 1
         New York, NY  10043 Citibank, N.A.
         [and/or its designee]

Re:

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______ 1.        Mortgage Loan Paid in Full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account)
_______ 2.        Mortgage Loan Liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been received and credited to the Collection Account
_______ 3.        Mortgage Loan Repurchased pursuant to Section 2.03(c) of the
                  Pooling and Servicing Agreement
_______ 4.        Mortgage Loan in Foreclosure
_______ 5.        Mortgage Loan Repurchased or Substituted pursuant to the terms of the Pooling and Servicing Agreement (Servicer hereby
                  certifies that the Purchase Price or Substitution Adjustment
                  Amount has credited to the Collection Account)
_______ 6.        Other


                                      Reason:  __________________________

                                      By:______________________________
                                               (authorized signer)

                                      Address:__________________________

                                      Date:_____________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee [or Trustee's designee], please acknowledge your receipt by signing in the space indicated below, and returning this form.

Trustee

Citibank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

__________________________________      _____________________________________
Signature                               Date

Documents returned to Trustee:

__________________________________      _____________________________________
Trustee                                 Date

                                    EXHIBIT N

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated _________, 2001 (the "Instrument"), between Chase Funding, Inc., as seller (the "Depositor"), and Citibank, N.A., as trustee of the Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Chase Manhattan Mortgage Corporation, as servicer, and the Trustee, as trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1. Conveyance of Subsequent Mortgage Loans.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

         (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. Representations and Warranties; Conditions Precedent.

         (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Sections 2.03 and 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof with respect to the Subsequent Mortgage Loans.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Section 3. Recordation of Instrument.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Servicer] at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 4. Governing Law.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5. Counterparts.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6. Successors and Assigns.

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                 CHASE FUNDING, INC.


                                 By:
                                    _______________________________________

                                 Name:

                                 Title:


                                 CITIBANK, N.A.,

                                 as Trustee for Chase Funding Mortgage Loan
                                 Asset-Backed Certificates, Series 2001-3


                                 By:
                                    _______________________________________

                                 Name:

                                 Title:

                                   Attachments

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (bankruptcy, corporate).
E.       Trustee's Certificate.
F.       Opinion of Trustee's Counsel.
G.       Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A


                            ADDITIONAL TERMS OF SALE
         A. General

            1. Subsequent Cut-off Date: ___________ 1, 2001

            2. Subsequent Transfer Date: ____________, 2001

            3. Aggregate Principal Balance of the Subsequent Mortgage Loans as
               of the Subsequent Cut-off Date:  $___________

            4. Purchase Price: 100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to not more than 1.5% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Cut-off Date);
(ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.0%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before __________ 1, 2001; and (vii) the Subsequent Mortgage Loan shall be underwritten in accordance with the criteria set forth under the section "Chase Manhattan Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

         C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date not be materially inconsistent with the Initial Mortgage Loans. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

                                    EXHIBIT O

                             FORM OF ADDITION NOTICE

                                                                       [Date]

Citibank, N.A., as trustee
111 Wall Street, 5th Floor, Zone 1
New York, New York 10043

The Chase Manhattan Bank, as paying agent
Capital Markets Fiduciary Services
450 W. 33rd St., 14th Floor
New York, New York 10001

Chase Manhattan Mortgage Corporation, as servicer
343 Thornall Street
Edison, New Jersey 08837

         Re: Pooling and Servicing Agreement, dated as of September 1, 2001, among Chase Funding, Inc., Chase Manhattan Mortgage Corporation and Citibank, N.A., relating to Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2001-3
                  ---------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.10 of the referenced Pooling and Servicing Agreement, Chase Funding, Inc. has designated Subsequent Mortgage Loans to be included in Loan Group __ to be sold to the Trust Fund on [DATE], with an aggregate principal balance of $___________________, which Subsequent Mortgage Loans have not been rejected by the Rating Agencies pursuant to Section 2.10(e) of the Pooling and Servicing Agreement. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                           Very truly yours,

                                           CHASE FUNDING, INC.


                                           By:_________________________________

                                           Name:

                                           Title:

Acknowledged and Agreed:
CITIBANK, N.A.
By:
Name:
Title:

                                    EXHIBIT P

                          FORM OF GROUP II CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT Q

                          FORM OF ASSIGNMENT AGREEMENT




                              ASSIGNMENT AGREEMENT


         ASSIGNMENT AGREEMENT, dated as of September 27, 2001 ("Assignment Agreement"), among THE CHASE MANHATTAN BANK ("Assignor"), CITIBANK, N.A., NOT IN AN INDIVIDUAL CAPACITY, BUT AS TRUSTEE FOR CHASE FUNDING MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2001-3 ("Assignee"), pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer, and the Assignee, as trustee (the "Pooling and Servicing Agreement"), and Morgan Guaranty Trust Company of New York ("Remaining Party").


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, effective as of September 27, 2001, Assignor desires to assign all of its rights and delegate all of its duties and obligations to Assignee under that certain Transaction (the "Assigned Transaction") as evidenced by that certain agreement effective as of September 27, 2001 constituting a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), and whose reference number is 2000005011005 (the "Agreement"), a copy of which is attached hereto as Exhibit I;

         WHEREAS, Assignor and Remaining Party have executed and delivered the Agreement in lieu of negotiating both an ISDA Master Agreement
(Multicurrency--Cross Border) form (the "ISDA Form Master Agreement") and a Schedule thereto;

         WHEREAS, Assignee desires to accept the assignment of rights and assume the delegation of duties and obligations of the Assignor under the Assigned Transaction, including any modifications agreed to by the parties thereto; and

         WHEREAS, Assignor desires to obtain the written consent of Remaining Party to the assignment, delegation, and assumption and Remaining Party desires to grant such consent in accordance with the terms hereof;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Assignment and Assumption. Effective as of and from September 27, 2001 (the "Effective Date"), Assignor hereby assigns all of its rights and delegates all of its duties and obligations to Assignee and Assignee hereby assumes all the Assignor's rights, duties, and obligations under the Assigned Transaction arising on or after the Effective Date.

         2. Release. Effective as of and from the Effective Date, Remaining Party and Assignor hereby release one another from all duties and obligations owed under and in respect of the Assigned Transaction, and Assignor hereby terminates its rights under and in respect of the Assigned Transaction.

         3. Limitation on Liability. Assignor and Remaining Party agree to the following: (a) the sole recourse in respect of the obligations of the Assignee hereunder and under the Assigned Transaction shall be to the Trust Fund (as defined in the Pooling and Servicing Agreement); (b) Citibank, N.A. ("Citibank") is entering into this Assignment Agreement solely in its capacity as trustee and not in its individual capacity under the Pooling and Servicing Agreement; and
(c) in no case shall Citibank (or any person acting as successor trustee under the Pooling and Servicing Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Assignor under the terms of the Assigned Transaction, all such liability, if any, being expressly waived by the Assignor and the Remaining Party and any Person claiming by, through or under either such party.

         4. Consent and Acknowledgment of Remaining Party. Remaining Party hereby consents to the assignment and delegation by Assignor to Assignee of all the rights, duties, and obligations of the Assignor under the Assigned Transaction pursuant to this Assignment Agreement. In addition, Remaining Party hereby acknowledges that the responsibilities of Assignee under the Assigned Transaction will be performed on its behalf by Chase Manhattan Mortgage Corporation, as servicer under the Pooling and Servicing Agreement.

         5. Representations. Each party hereby represents and warrants to the other parties as follows:

         (a) It is duly organized, validly existing and in good standing under the laws of its organization or incorporation;

         (b) It has the power to execute and deliver this Assignment Agreement; and

         (c) Its obligations under this Assignment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

Each of Assignor and Remaining Party represent that no event or condition has occurred that constitutes an Event of Default, a Potential Event of Default or to the party's knowledge, a Termination Event (as such terms are defined in the Agreement), with respect to the party, and no such event would occur as a result of the party's entering into or performing its obligations under this Assignment Agreement.

         6. Indemnity. Each of the Assignor and the Remaining Party hereby agrees to indemnify and hold harmless the Assignee with respect to any and all claims arising under the Assigned Transaction prior to the Effective Date. Each of the Assignee (subject to the limitations set forth in paragraph 3 above) and the Remaining Party hereby agrees to indemnify and hold harmless the Assignor with respect to any and all claims arising under the Assigned Transaction on or after the Effective Date.

         7. Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         8. Notices. For the purposes of this Assignment Agreement and Section 12(a) of the Assigned Transaction, the addresses for notices or communications are as follows: (i) in the case of the Assignor, c/o Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
Structured Finance (with a copy to The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services), or such other address as may be hereafter furnished in writing to the Assignee and the Remaining Party; (ii) in the case of the Assignee, Citibank, N.A., 111 Wall Street, 14th Floor, Zone 1, New York, New York 10005, Attention: Agency and Trust, or such other address as may be hereafter furnished in writing to the Assignor and the Remaining Party; and (iii) in the case of the of the Remaining Party, ________, New York, New York _____, Attention: ____________, facsimile
(212) ________, or such other address as may be hereafter furnished in writing to the Assignor and the Assignee.

         9. Payments. All payments remitted by the Remaining Party under the Assigned Transaction shall be made by wire transfer according to the following instructions:

The Chase Manhattan Bank,
New York, NY
ABA # __________
GLA # __________
For Further Credit:
Attn: __________ (212) ___-_____

         10. Counterparts. This Assignment Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                              THE CHASE MANHATTAN BANK



                              By:
                                 ----------------------------------------------

                                 Name:

                                 Title:


                              CITIBANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT AS TRUSTEE FOR CHASE FUNDING MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2001-3



                              By:
                                 ----------------------------------------------

                                 Name:

                                 Title:


                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                              By:
                                 ----------------------------------------------

                                 Name:

                                 Title: